UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Ballantyne Strong, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT AND NOTICE

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

to be held at

The W Fort Lauderdale

401 N Fort Lauderdale Beach Blvd.

Fort Lauderdale, FL 33304

on

June 15, 2017 at 1:00 p.m. (local time)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 15, 2017

The Annual Meeting of Stockholders of Ballantyne Strong, Inc. will be held at The W Fort Lauderdale, 401 N Fort Lauderdale Beach Blvd., Fort Lauderdale, FL 33304, on June 15, 2017 at 1:00 p.m., local time (including any adjournments or postponements thereof, the “Annual Meeting”), for the following purposes:

1.	To elect eight directors named in the Proxy Statement to the Company’s Board of Directors (the “Board”) for one-year terms.

2.	To consider and act upon a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement.

3.	To consider and act upon a non-binding advisory resolution to approve the frequency of the stockholder vote to approve the compensation of the Company’s Named Executive Officers.

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017.

5.	To approve the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan.

6.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only those stockholders of record at the close of business on April 24, 2017 (the “Record Date”), shall be entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please vote your proxy card as soon as possible to assure a quorum. Please vote in one of these three ways:

(1)	Visit the website at www.proxyvote.com and have your proxy card in hand to vote through the Internet, or

(2)	Use the toll-free telephone number listed on the proxy card, or

(3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

If you vote on the website or by telephone, you do not need to return a proxy card by mail, unless you wish to change your vote or revoke your vote.

Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the Annual Meeting may withdraw their proxy if they wish to do so, and vote in person.

If you desire assistance in scheduling overnight accommodations in Fort Lauderdale, contact Alison Sparrow at Ballantyne at (770) 369-9334. Early reservations are encouraged.

The formal meeting of stockholders will be followed by a review of our business. I look forward to seeing you at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 15, 2017: The Company’s Proxy Statement, its Annual Report and this Notice are available at www.ballantynestrong.com or www.proxyvote.com.

Dated this 25th day of April, 2017.

By Order of the Board of Directors

D. Kyle Cerminara Chairman and Chief Executive Officer

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2017

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne Strong, Inc. (the “Company,” “Ballantyne,” “we” or “us”). The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 15, 2017 at 1:00 p.m., local time, at The W Fort Lauderdale, 401 N Fort Lauderdale Beach Blvd., Fort Lauderdale, FL 33304. The Company’s telephone number is (402) 453-4444.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2017

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we employ the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our stockholders access to a full set of our proxy materials online. Beginning on or about May 4, 2017, we will send to most of our stockholders, by mail or e-mail, a notice, titled as the Notice of Electronic Availability of Proxy Materials, explaining how to access our proxy materials and vote online or by telephone. This notice is not a proxy card and cannot be used to vote your shares.

On or about the same day, we will begin mailing paper copies of our proxy materials to stockholders who have requested them. Those stockholders who do not receive the Notice of Electronic Availability of Proxy Materials, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a copy of this proxy statement, the proxy card, and the Annual Report by mail. This notice also contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you only received a notice by mail, or (ii) elect to receive your proxy statement, proxy card and Annual Report over the Internet next year if you received them by mail this year.

Who may vote?

The Company has one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on April 24, 2017, the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date. At the close of business on April 24, 2017, the Company had 14,398,090 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting. A list of stockholders as of the Record Date will be available for inspection during ordinary business hours at our principal executive offices located at 11422 Miracle Hills Drive, Suite 300, Omaha, NE 68154 for 10 days before the Annual Meeting. Each share of common stock will have one vote on each matter to be voted on. The shares of common stock held in treasury will not be voted.

What is the purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting. In addition, management will report on Ballantyne’s performance during fiscal 2016 and respond to questions from stockholders.

Who may attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own shares of Ballantyne common stock before entering the meeting. If you are a holder of record, the top half of your proxy card or your of Notice of Electronic Availability of Proxy Materials is your admission ticket. If you hold shares in street name (through a bank or broker, for example), a recent brokerage statement or a letter from your broker or bank showing your holdings of Ballantyne common stock is proof of ownership. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.

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What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Company’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting action to be taken and the conduct of business at the Annual Meeting. As of the Record Date, 14,398,090 shares of common stock were outstanding. Broker non-votes, abstentions and proxies marked “withhold” for the election of directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

May I vote by proxy card, by telephone or through the Internet?

You may vote by proxy card, by telephone or through the Internet. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Please refer to the instructions on the Notice of Electronic Availability of Proxy Materials and the proxy card.

May I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. In the event voting is done using the Internet, the cutoff will be 11:59 P.M., Eastern Time, on the day before the Annual Meeting. You may change your vote on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How does the Board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth in the description of each proposal in this proxy statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each Proposal?

Proposal 1—Election of eight directors named in this proxy statement to the Ballantyne Board, each to hold office until our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) and until a successor is duly elected and qualified.

Under our Bylaws, the eight candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, any broker non-votes will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

Proposal 2—Advisory Vote on Executive Compensation.

The number of votes cast “for” advisory approval of the compensation of our named executive officers, either in person or by proxy, at the Annual Meeting must exceed the number of votes cast “against” advisory approval.

Proposal 3—Advisory Vote on the Frequency of the Stockholder Vote to Approve Executive Compensation.

The option of every year, every two years or every three years that receives the highest number of votes cast, either in person or by proxy, at the Annual Meeting will be considered the stockholders’ recommendation of the frequency for the advisory vote on the compensation of our named executive officers.

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Proposal 4—Ratification of Independent Auditors.

The number of votes cast “for” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017, either in person or by proxy, at the Annual Meeting must exceed the number of votes cast “against” the ratification.

Proposal 5—Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan.

The number of votes cast “for” the approval of the 2017 Omnibus Equity Compensation Plan, either in person or by proxy, at the Annual Meeting must exceed the number of votes cast “against” the plan.

Other Proposals. No other matters are anticipated to be brought before the Annual Meeting.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting. At the Annual Meeting, brokers have discretion to vote on Proposal 4, but not on Proposals 1, 2, 3 and 5.

How will abstentions be counted?

Because the election of directors requires only a plurality vote, abstentions will have no impact upon the election of directors. Abstentions will also have no impact on the outcome of Proposal 2 (advisory approval of say-on-pay), Proposal 3 (advisory approval of say-when-on-pay) and Proposal 4 (ratification of the independent registered public accounting firm). Under exchange rules, abstentions will count as a vote “against” Proposal 5 (approval of the 2017 Omnibus Equity Compensation Plan).

Who pays the expenses incurred in connection with the solicitation of proxies?

The Company will bear the cost of its solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited in person, by telephone, by press releases, through the Internet, by electronic means, by facsimile and otherwise by the Company’s management at the direction of our Board of Directors, without additional compensation. We have not yet retained, but may retain, a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including a fee and reasonable out-of-pocket expenses for the proxy solicitor, if any.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How may I get additional copies of the Annual Report?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements, is available through our website at www.ballantynestrong.com. The information provided on the Company’s website is referenced in this proxy statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings the Company makes with the SEC. For a printed copy, please contact our Corporate Secretary by mail at: Attn: Corporate Secretary, Ballantyne Strong, Inc., 11422 Miracle Hills Drive, Suite 300, Omaha, NE 68154.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Shares

The following table shows each person or entity that Ballantyne knows to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of the Record Date of April 24, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Fundamental Global Investors, LLC 4201 Congress Street, Suite 140 Charlotte, NC 28209	2,324,048 (3)	16.1%
Ariel Investments, LLC 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	1,603,903 (4)	11.1%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	976,473 (5)	6.8%
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151	875,167 (6)	6.1%
Howard A. Steinberg 16441 NE 31 Avenue North Miami Beach, FL 33160	751,606 (7)	5.2%

(1)	This information is based on Schedules 13G and 13D, as amended, and Forms 4 filed with the SEC. Ariel Investments, LLC (“Ariel”) filed an amended Schedule 13G on February 14, 2017; Fundamental Global Investors, LLC filed an amended Schedule 13D on December 14, 2015 and a Form 4 on March 10, 2017; Royce & Associates, LLC filed an amended Schedule 13G on January 3, 2017; Dimensional Fund Advisors LP (“Dimensional”) filed an amended Schedule 13G on February 9, 2017; and Howard A. Steinberg filed a Schedule 13D on September 15, 2016.

(2)	Based upon 14,398,090 shares outstanding on April 24, 2017.

(3)

Fundamental Global Investors, LLC has shared voting and dispositive power over 2,324,048 shares, representing approximately 16.1% of the Company’s outstanding shares of common stock. Additional affiliates of Fundamental Global Investors, LLC, including Messrs. Cerminara and Johnson, hold 509,419 shares (including 12,000 shares purchasable pursuant to stock options held by Mr. Cerminara exercisable within 60 days of April 24, 2017), and CWA Asset Management Group, LLC, a wealth advisor and multi-family office of which Fundamental Global Investors, LLC owns 50%, holds 439,519 shares for the accounts of individual investors, thus increasing the total number of shares beneficially owned by Fundamental Global Investors, LLC to 3,272,986 shares, or 23% of the Company’s outstanding shares of common stock.

(4)	Ariel reported that it has sole voting power over 939,488 shares and sole dispositive power over 1,603,903 shares. Ariel reported that its adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities reported as beneficially owned by Ariel.

(5)

Dimensional reported that it has sole voting power over 950,784 shares and sole dispositive power over 976,473 shares. Dimensional reported that the funds, group trusts and separate accounts it provides investment management or adviser services to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held in their respective accounts which are reported as beneficially owned by Dimensional.

(6)	Royce & Associates, LP reported that it has sole voting and dispositive power over all of the shares that it beneficially owns.

(7)	Howard A. Steinberg reported that he has sole voting and dispositive power over 20,000 shares held by him in an IRA, shared voting power over 728,606 shares held by trusts for the benefit of family members and shared dispositive power over 731,606 shares held by trusts for the benefit of family members. In addition, Mr. Steinberg reported that he has shared voting and dispositive power over 432,000 shares held by private family investment funds as the President of the general partner of each investment fund, 119,000 shares held by him and his daughter as tenants in the entirety and in his daughter’s IRA, over which Mr. Steinberg has voting and dispositive authority, and 57,606 shares held by his son Brandon Steinberg directly and through an IRA, over both of which Mr. Steinberg has voting and dispositive authority. Brandon Steinberg Serves as a Financial Analyst of the Company.

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Share Ownership of Directors and Officers

The following chart sets forth, as of the close of business on the Record Date of April 24, 2017, certain information concerning beneficial ownership of common stock by each director and director nominee of the Company, each of the named executive officers (as defined below), and all current directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Common Stock (2)
D. Kyle Cerminara, Chairman and CEO	2,537,436	(3)	17.6%
Lance V. Schulz, Senior Vice President, CFO and Treasurer	—	(4)	—
Stephen L. Schilling, President of Digital Media	87,692	(5)	*
Ray F. Boegner, President of Cinema	123,019	(6)	*
Samuel C. Freitag, Director	273,665	(7)	1.9%
James C. Shay, Director	41,746	(8)	*
Charles T. Lanktree, Director	20,336	(9)	*
Robert J. Roschman, Director	27,224	(10)	*
William J. Gerber, Director	12,836	(11)	*
Ndamukong Suh, Director	13,810	(12)	*
Lewis M. Johnson, Director	2,330,233	(13)	16.2%
Ryan M. Burke, Former Senior Vice President, CFO and Treasurer	5,750	(14)	*
Nathan D. Legband, Former Senior Vice President, CFO and Treasurer	14,050	(15)	*
All current directors and executive officers as a group (11 persons)	3,143,949	(16)	21.7%

*	Less than 1% of common stock outstanding.

(1)	Each director, director nominee and executive officer listed above owns all outstanding shares directly and has sole voting and investment power over such shares unless otherwise specified below.

(2)	Based upon 14,398,090 shares of common stock outstanding as of April 24, 2017. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of April 24, 2017, upon the exercise of stock options. None of the named persons hold restricted stock units vesting within 60 days of April 24, 2017. Accordingly, the number of shares and percentage set forth next to the name of such person, and all current directors, director nominees and executive officers as a group, includes shares of directly owned common stock (including shares of restricted common stock) and shares of common stock issuable pursuant to stock options exercisable within 60 days of April 24, 2017. However, the shares of common stock so issuable upon the exercise of stock options held by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(3)	Includes 182,728 shares of common stock directly owned by Mr. Cerminara (including 75,000 restricted shares), 18,660 shares held by Mr. Cerminara’s wife and children and 12,000 shares purchasable pursuant to stock options exercisable within 60 days of April 24, 2017. Also includes 2,324,048 shares of common stock beneficially owned by Fundamental Global Investors, LLC, the largest stockholder of the Company, and its affiliates (collectively, “Fundamental Global”). Mr. Cerminara, as Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, is deemed to have shared voting and dispositive power over the shares beneficially owned by Fundamental Global. Mr. Cerminara disclaims beneficial ownership of the Fundamental Global shares except to the extent of his pecuniary interest therein.

(4)	Mr. Schulz was appointed as Senior Vice President, Chief Financial Officer and Treasurer of the Company effective March 29, 2017.

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(5)	Includes 27,492 shares of common stock directly owned by Mr. Schilling (including 10,000 restricted shares) and 200 shares of common stock held by Mr. Schilling’s child. Also includes 60,000 shares purchasable pursuant to stock options exercisable within 60 days of April 24, 2017.

(6)	Includes 103,019 shares of common stock directly owned by Mr. Boegner (including 10,000 restricted shares) and 20,000 shares purchasable pursuant to stock options exercisable within 60 days of April 24, 2017.

(7)	Includes 169,480 shares of common stock directly owned by Mr. Freitag, 98,000 shares of common stock held by Mr. Freitag’s wife and children and 6,185 shares of restricted common stock.

(8)	Includes 35,561 shares of common stock directly owned by Mr. Shay and 6,185 shares of restricted common stock.

(9)	Includes 6,651 shares of common stock directly owned by Mr. Lanktree, 7,500 shares directly owned by the Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree, and 6,185 shares of restricted common stock.

(10)	Includes 21,039 shares of common stock directly owned by Mr. Roschman and 6,185 shares of restricted common stock.

(11)	Includes 6,651 shares of common stock directly owned by Mr. Gerber and 6,185 shares of restricted common stock.

(12)	Includes 7,625 shares of common stock directly owned by Mr. Suh and 6,185 shares of restricted common stock.

(13)	Includes 2,324,048 shares of common stock beneficially owned by Fundamental Global, the largest stockholder of the Company. Mr. Johnson, as President, Co-Founder and Partner of Fundamental Global Investors, LLC, is deemed to have shared voting and dispositive power over the shares beneficially owned by Fundamental Global. Also includes 6,185 shares of restricted common stock.

(14)	Mr. Burke, a named executive officer, served as Senior Vice President, Chief Financial Officer and Treasurer of the Company from September 29, 2016 until March 29, 2017 and is currently the Company’s Corporate Controller. Includes 3,750 shares of common stock directly owned by Mr. Burke and 2,000 shares purchasable pursuant to stock options exercisable within 60 days of April 24, 2017.

(15)

Based on the most recent Form 4 filed by Mr. Legband on May 10, 2016. Mr. Legband, a named executive officer, resigned as Senior Vice President, Chief Financial Officer and Treasurer effective September 29, 2016. Includes 8,000 shares of common stock directly owned by Mr. Legband and 2,300 shares held by Mr. Legband’s spouse.

(16)	Includes 603,541 shares of common stock owned directly by all current directors and executive officers as a group (including 138,295 restricted common shares), 18,660 shares of common stock held by Mr. Cerminara’s wife and children, 98,000 shares of common stock held by Mr. Freitag’s wife and children, 200 shares of common stock held by Mr. Schilling’s child, 7,500 shares of common stock held by the Donna B. Lanktree Family Trust, 92,000 shares purchasable pursuant to stock options exercisable within 60 days of April 24, 2017, and 2,324,048 shares held by Fundamental Global.

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PROPOSAL ONE
ELECTION OF DIRECTORS

Ballantyne’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Bylaws, as amended (the “Bylaws”), provide for the annual election of all directors. The Bylaws allow the Board to set the number of directors from time to time and to appoint directors between Annual Meetings. For purposes of this 2017 Annual Meeting, the Board of Directors has set the number of directors at eight as of the Annual Meeting.

At the 2016 Annual Meeting, stockholders elected eight directors, namely D. Kyle Cerminara, Samuel C. Freitag, William J. Gerber, Charles T. Lanktree, Robert J. Roschman, James C. Shay, Ndamukong Suh and Lewis M. Johnson. All of these directors are standing for re-election to the Board at the annual meeting.

Our Board recommends a vote “FOR” the election of all the nominees listed below.

BOARD OF DIRECTORS

Set forth below is a list of the eight director nominees for election at the Annual Meeting and certain information regarding them. The information below also sets forth the year in which each current director became a director of the Company. Each director nominee, if elected, will be entitled to serve until the 2018 Annual Meeting and until a successor is duly elected and qualified.

D. Kyle Cerminara, age 39, has been the Company’s Chairman, CEO and a director since 2015. Since 2012, Mr. Cerminara has also served as the CEO, Co-Founder and Partner of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds and is the largest stockholder of the Company. In addition, Mr. Cerminara is Co-Chief Investment Officer of CWA Asset Management Group, LLC (d/b/a Capital Wealth Advisors), a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC, which position he has held since 2012. Mr. Cerminara also serves as President and Trustee of StrongVest ETF Trust and Chief Executive Officer of StrongVest Global Advisors, LLC. StrongVest Global Advisors, LLC, a wholly-owned subsidiary of Ballantyne Strong, is an investment advisor, and CWA Asset Management Group, LLC is a sub-advisor, to CWA Income ETF, an exchange-traded fund and series of StrongVest ETF Trust. Mr. Cerminara is a member of the Board of Directors of a number of publicly held companies focused in the insurance, technology and communications sectors, including RELM Wireless Corporation (NYSE MKT: RWC), a publicly traded manufacturer, since 2015, 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH), a holding company, which, through its subsidiaries, is engaged in providing property and casualty insurance, since December 2016, Iteris, Inc. (NASDAQ: ITI), a publicly traded applied informatics company, since August 2016, and Itasca Capital, Ltd. (TSXV: ICL) (formerly Kobex Capital Corp.), a publicly traded investment firm, since June 2016. He also served on the Board of Directors of Magnetek, Inc., a publicly traded manufacturer, in 2015. He also serves on the Board of Directors of Blueharbor Bank. Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price from 2001 to 2007 and an Analyst at Legg Mason from 2000 to 2001. Mr. Cerminara received an MBA from the Darden School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation. Mr. Cerminara brings to the Board the perspective of one of the Company’s most significant stockholders. He also has extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies, and operational experience as our CEO, which qualify him to serve on our Board of Directors.

Samuel C. Freitag, age 61, has been an independent private investor since January of 2004. From July 2002 to December 2003, he was President of McCarthy Capital Corporation, a private equity fund manager of approximately $300 million in capital. From 1986 until 1997, he held various positions with George K. Baum Merchant Bank, LLC, including serving as Senior Managing Director and Director, Investment Banking. Mr. Freitag has served as a director of Ballantyne since June 2011. Mr. Freitag’s investment banking experience and service on other boards of directors provide him the executive experience and knowledge to qualify him to serve on our Board of Directors.

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William J. Gerber, age 59, served as Chief Financial Officer of TD Ameritrade Holding Corporation (NASDAQ: AMTD) (TD Ameritrade), a provider of securities brokerage services and related technology-based financial services to retail investors, traders and independent registered investment advisors, from October 2006 to October 2015. In May 2007, he was named Executive Vice President of TD Ameritrade. In his role as Chief Financial Officer, he oversaw investor relations, business development, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax and competitive intelligence. From May 1999 until October 2006, he served as the Managing Director of Finance at TD Ameritrade, during which time he played a significant role in evaluating merger and acquisition opportunities. Prior to joining TD Ameritrade, he served as Vice President of Acceptance Insurance Companies, Inc., where he was responsible for all aspects of mergers and acquisitions, investment banking activity, banking relationships, investor communications and portfolio management. Prior to joining Acceptance, Mr. Gerber spent eight years with Coopers & Lybrand, now known as PricewaterhouseCoopers, serving as an audit manager primarily focusing on public company clients. Mr. Gerber was named to Institutional Investor Magazine’s All-America Executive Team as one of the top three CFOs in the Brokerage, Asset Managers and Exchanges category (2012, 2013 and 2014). He was also named a member of the CNBC CFO Council (2013 and 2014). Since January 2017, he has served on the Board of Directors of Northwestern Mutual Series Fund, a mutual fund company. He has also served on the Board of Directors of the U.S. holding company for the Royal Bank of Canada since July 2016 and Streck, Inc., a privately held company, since March 2015. He also serves on the Boys Town National Board of Trustees. He previously served on the Board of Directors for CTMG Inc., a privately held pharmaceutical testing company. Mr. Gerber holds a B.B.A. in Accounting from the University of Michigan. Mr. Gerber is also a CPA in the State of Michigan. Mr. Gerber has served as a director of the Company since May 2015. Mr. Gerber served as Executive Vice President and Chief Financial Officer of TD Ameritrade, an online brokerage business, for more than eight years and has extensive financial experience, bringing valuable skills to our Board of Directors.

Charles T. Lanktree, age 67, has served as President and Chief Executive Officer of Eggland’s Best, LLC, a joint venture between Eggland’s Best, Inc. and Land O’Lakes, Inc. distributing nationally branded eggs, since 2012. Since 1997, Mr. Lanktree has served as President and Chief Executive Officer of Eggland’s Best, Inc., a franchise-driven consumer egg business, where he previously served as the President and Chief Operating Officer from 1995 to 1996 and Executive Vice President and Chief Operating Officer from 1990 to 1994. Mr. Lanktree currently serves on the Board of Directors of Eggland’s Best, Inc. and several of its affiliates. He has also served on the board of directors of RELM Wireless Corporation (NYSE MKT: RWC), a publicly traded manufacturer, since March 2017. From 2010 to 2013, he served on the Board of Directors of Eurofresh Foods, Inc., a privately held company, and from 2004 to 2013, he was on the Board of Directors of Nature’s Harmony Foods, Inc. Prior to joining Eggland’s Best, Inc., Mr. Lanktree served as the President and Chief Executive Officer of American Mobile Communications, Inc. from 1987 to 1990 and as the President and Chief Operating Officer of Precision Target Marketing, Inc. from 1985 to 1987. From 1976 to 1985, he held various executive-level marketing positions with The Grand Union Company and Beech-Nut Foods Corporation. Mr. Lanktree received an MBA from the University of Notre Dame and a B.S. in Food Marketing from St. Joseph’s College. He also served in the U.S. Army and U.S. Army Reserves from 1971 to 1977. Mr. Lanktree has served as a director of Ballantyne since May 2015. Mr. Lanktree’s 25 years of experience in consumer marketing and retail operations and his extensive experience as a Chief Executive Officer, coupled with his knowledge and insight of the retail industry, including distribution and franchising operations, qualifies him to serve on our Board of Directors.

Robert J. Roschman, age 51, has been an owner of Triple R. Associates, Ltd., a real estate firm with over 100 properties leased to fast food, distribution and retail tenants, since 1992. Mr. Roschman also holds ownership interests in several development properties throughout Florida. Mr. Roschman currently serves on the Board of Directors of Giant Holdings, Inc., a privately held federally chartered bank with an Internet division, which he founded in 1998. From 1987 to 2000, Mr. Roschman was a Co-Founder and Vice President of Snapps Restaurants, Inc., a 76-store fast food restaurant which merged into Rally’s Hamburgers, Inc. From 1983 until 1997, he served as a shareholder of Charter Bank in Delray Beach, Florida, which merged into Southtrust Bank in 1997. Mr. Roschman received a B.S. from Florida State University. He has served as a director of the Company since May 2015. Mr. Roschman brings over 30 years of experience as an investor in multiple lines of business, including real estate, franchising, distribution, banking and retail. Mr. Roschman’s extensive experience as an investor and in managing and overseeing multiple businesses is valuable for evaluating strategic opportunities and qualifies him to serve on our Board of Directors.

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James C. Shay, age 53, is the Executive Vice President and Chief Financial Officer for Hallmark Cards, Inc., a retailer of greeting cards and gifts, which position he has held since January 2016. Prior to that, he was Executive Vice President – Finance at Hallmark since August 2015. Previously, Mr. Shay served as Senior Vice President, Finance and Strategic Planning, and Chief Financial Officer for Great Plains Energy, Inc. (NYSE: GXP), a public utility holding company, and Kansas City Power & Light Company, an electric utility company, from 2010 to 2015, Chief Financial Officer for Northern Power Systems from 2009 to 2010, Managing Director of Frontier Investment Bank from 2007 to 2009, Chief Financial Officer for Machine Laboratory, LLC (after its acquisition from BOA) from 2004 to 2006 and in various positions with BHA from 1992 until its acquisition of Machine Laboratory LLC in 2004. Mr. Shay is a Certified Public Accountant. Mr. Shay has served as a director of Ballantyne since May 2012. He is also a member of the MRI Global Board of Trustees and its Finance and Audit Committee, the University of Kansas School of Business Advisory Board and the University of Kansas Hospital Advancement Board. He previously served on the Board of Directors of Crown Media Holdings, Inc. (formerly, NASDAQ: CRWN). Mr. Shay’s extensive background in finance and accounting as well as his executive experience qualify him to serve on our Board of Directors.

Ndamukong Suh, age 30, is an independent private investor. Mr. Suh holds ownership interests in several real estate development projects across Michigan, Nebraska, Oregon and Colorado. Mr. Suh is the Founder and a director of the Ndamukong Suh Family Foundation. He is also a professional athlete, with the Miami Dolphins, a National Football League franchise, since 2015 and, prior to that, with the Detroit Lions, also a National Football League franchise, from 2010 to 2014. He currently serves on the Board of Directors of Ember Technologies, a privately held manufacturer and designer of patented temperature adjustable dishware and drinkware. Mr. Suh holds a Bachelor’s degree in Engineering focused on Construction Management from the University of Nebraska. Mr. Suh has served as a director of Ballantyne since January 2016. Our Board of Directors believes that Mr. Suh’s well cultivated business and personal network will add unique value to the Company now and into the future, which coupled with his extensive experience as an investor, allowing him to evaluate strategic opportunities, qualifies him to serve on our Board of Directors.

Lewis M. Johnson, age 47, has served as a director of Ballantyne since May 2016. Mr. Johnson is the President, Co-Founder and Partner of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds and is the largest stockholder of the Company. In addition, Mr. Johnson is Co-Chief Investment Officer of CWA Asset Management Group, LLC (d/b/a Capital Wealth Advisors), a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC. Prior to co-founding Fundamental Global Investors, LLC and partnering with Capital Wealth Advisors, Mr. Johnson was a private investor from 2010 to 2012. From 2008 to 2010 Mr. Johnson served as Portfolio Manager and Managing Director at Louis Dreyfus Highbridge Energy. Previously Mr. Johnson was a Senior Vice President, Portfolio Manager and Analyst at Pequot Capital from 2006 to 2007. Prior to joining Pequot Capital, he was a Vice President and Analyst at T. Rowe Price from 2000 to 2006. He worked as an Analyst at Capital Research and Management in 1999 and a Vice President at AYSA from 1992 to 1998. Mr. Johnson received an MBA from the Wharton School of Business at the University of Pennsylvania in addition to a MA in Political Science and a BA in International Studies from Emory University, where he graduated Magna Cum Laude and was a member of Phi Beta Kappa. Mr. Johnson has served on the Board of Directors of RELM Wireless Corporation (NYSE MKT: RWC), a publicly traded manufacturer, since 2016, and on the Board of Directors of 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH), a holding company, which, through its subsidiaries, is engaged in providing property and casualty insurance, since April 2017. Mr. Johnson brings to the Board the perspective of one of the Company’s most significant stockholders. He has extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies.

CORPORATE GOVERNANCE

The Board of Directors operates pursuant to the provisions of the Certificate of Incorporation and Bylaws and has also adopted several corporate governance policies to address significant corporate governance issues. Our Code of Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, and Compensation Committee Charter are available on our website at www.ballantynestrong.com under the tab “Investors” and then the “Corporate Governance” tab.

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Board Leadership Structure and Role of the Board in Risk Oversight

D. Kyle Cerminara is the Company’s Chief Executive Officer and Chairman of the Board of Directors. Mr. Cerminara represents the Company’s largest stockholder, which, together with its affiliates, holds 23% of the voting and economic interest in the Company. As such, Mr. Cerminara may be deemed to be the Company’s controlling stockholder. It is Mr. Cerminara’s opinion that a controlling stockholder who is active in the business, as is currently the case, should hold both the roles of Chief Executive Officer and Chairman, setting the tone of the organization, having the ultimate responsibility for all of the Company’s operating and strategic functions, and providing unified leadership and direction to the Board of Directors and the Company’s executive management. The opinion is shared by our Board of Directors. The Board of Directors has not named a lead independent director, but receives strong leadership from all of its members. Our Board committees consist of only independent members, and our independent directors meet at least annually in executive session without the presence of non-independent directors and management. In addition, our directors take active and substantial roles in the activities of our Board at the full board meetings. They are able to propose items for board meeting agendas, and the Board’s meetings include time for discussion of items not on the formal agenda. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent director, facilitates a greater sense of responsibility among our directors and facilitates active and effective oversight by the independent directors of the Company’s operations and strategic initiatives, including any risks.

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic and operational risk exposure. The Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also provides oversight of the performance of the internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s corporate governance policies and the selection of prospective Board members and their qualifications. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with management and the applicable Board committees at least annually to evaluate and monitor respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from individuals responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board’s role in risk oversight does not affect the Board’s leadership structure. However, our Board’s leadership structure supports such risk oversight by combining the Chairman position with the Chief Executive Officer position, the person with primary corporate responsibility for risk management.

Board Independence

The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the NYSE MKT. The Board of Directors has determined that Messrs. Freitag, Shay, Gerber, Lanktree, Roschman, Suh and Johnson are independent directors of the Company under the listing standards adopted by the NYSE MKT. In making these independence determinations, the Board considered all of the factors that automatically compromise director independence as specified in the NYSE MKT’s listing standards and determined that none of those conditions existed. In addition, the Board considered whether any direct or indirect material relationship, beyond those factors that automatically compromise director independence, existed between those directors, their immediate family members, or their affiliated entities, on the one hand, and us and our subsidiaries, on the other hand. The Board determined, for those directors identified as independent above, that any relationship that existed was not material and did not compromise that director’s independence. Our independent directors meet in an executive session at least once per year.

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Communication to the Board

Stockholders and other interested parties wishing to communicate with the Board of Directors or a specific director may do so by delivering written correspondence to the Corporate Secretary of the Company at: Attn: Corporate Secretary, Ballantyne Strong, Inc., 11422 Miracle Hills Drive, Suite 300, Omaha, NE 68154. The Corporate Secretary will present the communication to the appropriate director or directors.

Board and Committee Meeting Attendance

The Board of Directors held 10 meetings during 2016. Each director attended at least seventy-five percent (75%) of the total number of board meetings held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Board Attendance at Annual Meeting

All members of the Board of Directors are encouraged to attend the Annual Meeting. On the date of the 2016 Annual Meeting, we had nine directors. With the exception of Mr. Gerber, all of the directors who were serving on the date of the 2016 Annual Meeting and who were nominated for re-election attended the meeting. Mr. Johnson, who was elected as a director at the 2016 Annual Meeting, also attended the meeting. Messrs. Marc E. LeBaron and Robert J. Marino were not nominated for re-election and did not attend the 2016 Annual Meeting.

BOARD COMMITTEES

The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the Committees are available on our website, www.ballantynestrong.com under the “Investors” tab and then the “Corporate Governance” tab. The members of the Board committees, as of the date of this proxy statement, are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
D. Kyle Cerminara*
Samuel C. Freitag	X	X	Chair
James C. Shay	Chair**	X	X
William J. Gerber	X	X	X
Lewis M. Johnson			X
Charles T. Lanktree		Chair	X
Robert J. Roschman		X	X
Ndamukong Suh

* Chairman of the Board.
** It is anticipated that Mr. Gerber will serve as the chair of the Audit Committee immediately following the Annual Meeting.

Audit Committee

The Audit Committee of the Company’s Board of Directors consists of directors Shay (Chair), Freitag and Gerber, who are independent for purposes of serving on the committee under the SEC’s rules and NYSE MKT’s listing requirements. The Audit Committee acts under a written charter adopted by the Board of Directors. All Audit Committee members are financially literate. The Board of Directors has determined that Messrs. Gerber and Shay are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. At least annually and generally on a quarterly basis, the Committee reviews and discusses matters separately with management of the Company and with the Company’s independent auditors.

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The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare and issue an audit report on the financial statements and internal controls of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. The Committee has delegated the responsibility of approving proposed non-audit services that arise between Committee meetings to the Chairman, provided that the decision to approve the services is presented for ratification at the next scheduled Committee meeting. During 2016, the Committee held six (6) meetings.

Compensation Committee

The Compensation Committee of the Company’s Board of Directors consists of directors Lanktree (Chair), Freitag, Gerber, Roschman and Shay. All members of the Committee are independent for purposes of serving on the committee under the NYSE MKT’s listing requirements and applicable SEC and tax regulations. The Compensation Committee acts under a written charter adopted by the Board of Directors. The Committee functions include, but are not limited to:

●	Determining the compensation of the Chief Executive Officer;

●	Overseeing all other executive officers’ compensation, including salary and payments under the Company’s incentive and stock plans;

●	Administering the Company’s stock compensation plans, including approving all individual grants and awards under these plans; and

●	Reviewing compensation for non-employee directors and recommending changes to the Board.

The Committee may delegate its authority to a subcommittee of its members. Further discussion of the Compensation Committee can be found under the heading “Compensation Discussion and Analysis.” The Committee held six (6) meetings during 2016.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are directors Freitag (Chair), Shay, Gerber, Johnson, Lanktree and Roschman. All members of the Nominating and Corporate Governance Committee are independent for purposes of serving on the committee under the NYSE MKT’s listing requirements. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. The functions of the Committee include, among other items, overseeing all aspects of the Company’s corporate governance functions including compliance with significant legal, ethical and regulatory requirements. The Nominating and Corporate Governance Committee also reports to, and assists, the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director nominees for the next Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee held two (2) meetings during 2016.

Director Nomination Process—The Nominating and Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election or if a vacancy occurs between annual stockholder meetings, the Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based upon input from the members of the Board, senior management of the Company and, if the Committee deems appropriate, a third-party search firm.

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Candidates will be chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar issues is of particular value, executive officers of other corporations are desirable candidates. Ballantyne does not have a set policy or process for considering “diversity”, however that term may be defined, in identifying nominees. However, the Nominating and Governance Committee strives to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions. The Committee relies upon its judgment of the foregoing general criteria and the following personal criteria in selecting candidates for nomination to the Board of Directors:

●	Independence and absence of conflicts of interest;

●	Honesty, integrity and accountability;

●	Substantial business experience with a practical application to the Company’s needs;

●	Willingness to ask tough questions in a constructive manner that adds to the decision making process of the Board;

●	Demonstrated ability to think strategically and make decisions with a forward looking focus;

●	Ability to assimilate relevant information on a broad range of topics;

●	Willingness to express independent thought;

●	Team player;

●	Willingness to make a strong commitment of time and attention to the Board’s processes and affairs; and

●	Ability to commit to Company stock ownership.

The Nominating and Corporate Governance Committee evaluated Messrs. D. Kyle Cerminara, Samuel C. Freitag, James C. Shay, William J. Gerber, Charles T. Lanktree, Robert J. Roschman, Ndamukong Suh and Lewis M. Johnson, all of whom are incumbent directors, and recommended their nomination to the Board of Directors. The Board, in turn, nominated these eight persons for re-election as directors at the Annual Meeting.

The Nominating and Corporate Governance Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Corporate Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

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EXECUTIVE OFFICERS

The following is a list of the names and ages of the current executive officers of the Company, their business history and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
D. Kyle Cerminara	39	Director, Chairman and CEO of the Company since 2015. CEO, Co-Founder and Partner of Fundamental Global Investors, LLC and Co-Chief Investment Officer of Capital Wealth Advisors. For additional information, see the section titled “Board of Directors.”	2015

Lance V. Schulz	49	Senior Vice President, Chief Financial Officer and Treasurer. Served as Managing Director, Accounting for TD Ameritrade Holding Corporation (NASDAQ: AMTD), a publicly traded U.S. securities broker/dealer, where he managed accounting, corporate tax and external reporting functions, from 2007 to 2016. Prior to that, he served as Director, External Reporting, for TD Ameritrade Holding Corporation from 2000 to 2007. Mr. Schulz served as a consultant for publicly-traded and privately-held companies on finance, technical accounting and SEC financial reporting matters from 2016 until his employment with the Company. Prior to TD Ameritrade, he held positions with Werner Enterprises, Inc. (NASDAQ: WERN), a publicly traded global transportation provider of freight management and supply chain solutions, including Director of Accounting from 1996 to 2000 and Manager of Financial Reporting from 1994 to 1996. From 1990 to 1994, he was a Senior Associate at Coopers & Lybrand (now known as PricewaterhouseCoopers). Mr. Schulz holds a B.S.B.A. in Accounting from the University of Nebraska-Omaha. He is a CPA (inactive) and a member of the American Institute of Certified Public Accountants and the Nebraska Society of Certified Public Accountants.	2017

Ray F. Boegner	67	President of Cinema; previously Senior Vice President and Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997

Stephen L. Schilling	52	President of Digital Media. Since 2011 he has served as Managing Partner of S2 Ventures, LLC, a management consulting company that works with technology companies. From 2007 to 2011, he served as President and CEO of Cypress Communications, a provider of premium in-building broadband communications services. From 1998 to 2006, he served as President, CEO and Founder of Netfice Communications.	2015

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section of the proxy statement, we discuss in detail our executive compensation program for 2016 for our Named Executive Officers (also referred to as the “NEOs”), consisting of our principal executive officer, the two individuals who each served during a portion of 2016 as our chief financial officer, and our other executive officers who were employed as of December 31, 2016. Our NEOs for 2016 are as follows:

●	D. Kyle Cerminara, Chairman and Chief Executive Officer;

●	Ryan M. Burke, former Senior Vice President, Chief Financial Officer, and Treasurer (from September 29, 2016 through March 29, 2017);

●	Nathan D. Legband, former Senior Vice President, Chief Financial Officer, and Treasurer (served during the 2016 fiscal year until September 29, 2016);

●	Ray F. Boegner, President of Cinema; and

●	Stephen L. Schilling, President of Digital Media.

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Our executive compensation program is continuing to evolve, as the Company continues the transition that began in 2015, when we settled a proxy contest with Fundamental Global Investors, LLC, and our Board of Directors, which was reconstituted in connection with the settlement of the proxy contest, elected Mr. Cerminara to serve as a director and Chairman of the Board, then as Executive Chairman, and then (since September 2015) as our Chief Executive Officer. Since 2015, there have been significant changes in the composition of our Board of Directors and the Compensation Committee, as well as significant changes to our senior management, with Messrs. Cerminara and Schilling joining the Company in 2015, Mr. Boegner being promoted to the newly created position of President of our Cinema business in 2015, and Mr. Burke succeeding Mr. Legband as our Senior Vice President, Chief Financial Officer, and Treasurer during the period from September 29, 2016 through March 29, 2017. Effective March 29, 2017, Mr. Burke returned to his prior position as our Corporate Controller, in connection with the appointment of Lance. V. Schulz as our Senior Vice President, Chief Financial Officer and Treasurer.

Our Board and Compensation Committee are continuing to evaluate our compensation policies and practices in light of this transition and the Company’s new business and investment strategies. This Compensation Discussion and Analysis (this “CD&A”) describes decisions made by the Compensation Committee during 2016 with respect to our executive compensation program, and we expect that our compensation practices will continue to evolve as the Compensation Committee reviews and refines our compensation philosophy and policies.

Compensation Philosophy

Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including, but not limited to, the provisions of any existing employment contract with an executive officer, evaluation of the executive officer’s performance, the level of responsibility associated with the executive officer’s position, recruitment requirements and the performance of the Company. Prior to making compensation decisions with respect to our executive officers, the Compensation Committee takes into account the recommendations of our Chief Executive Officer and our other Board members. In 2016, in determining and reviewing executive compensation, the Compensation Committee also consulted available information provided by its independent compensation consultant, Compensation Resources, Inc. (“Compensation Resources”) regarding companies of similar size and structure as well as industry data. With the assistance of Compensation Resources, the Compensation Committee is continuing to evaluate the Company’s compensation structure with the goal of attracting and retaining talented individuals who are critical to the Company’s long-term success and aligning pay with performance.

Say-on-Pay Vote

The Company conducted its first stockholder advisory vote on executive compensation (or “say-on-pay” vote) in May 2011. In 2011, the Company’s stockholders also cast their votes in favor of an annual say-on-pay vote.

In making decisions regarding our executive compensation program, the Compensation Committee and our Board of Directors have considered the results of our 2016 say-on-pay vote, through which our stockholders expressed approval of our NEOs’ compensation by votes of approximately 93% of the votes cast by our stockholders at the 2016 Annual Meeting. Based on those results, the Compensation Committee concluded that it was not necessary to make any substantial revision to our executive compensation program as a result of the say-on-pay voting results. However, as noted above, the Compensation Committee continues to review and evaluate the Company’s compensation philosophy, policies and structure.

At the Annual Meeting, our stockholders have the opportunity to cast a say-on-pay vote to approve the compensation of our NEOs, as disclosed in this proxy statement, and to also cast an advisory vote in favor of an annual, biennial or triennial frequency for future say-on-pay votes.

Elements of Executive Compensation

Although the Compensation Committee is continuing to evaluate the Company’s compensation structure, our current executive compensation program reflects a relatively uncomplicated structure. The principal elements of our executive compensation program for the NEOs are discussed below.

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Base Salary

The base salaries of our executive officers are intended to reflect their individual contribution to the Company. Base salaries are reviewed annually and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Compensation Committee reviews and establishes the base salary of all executive officers based on independent competitive data, the executives’ leadership in establishing performance standards in the conduct of the Company’s business, and the Compensation Committee’s expectation as to the executives’ future contributions in directing the long-term success of the Company and its business.

At the time of Mr. Cerminara’s appointment as our Chief Executive Officer, his annual base salary was set at $150,000, and his annual base salary remained at $150,000 through the end of 2016.

Pursuant to the employment agreement negotiated at the time of his appointment as President of Digital Media, Mr. Schilling receives an annual base salary of $275,000.

The Compensation Committee approved increases in the annual base salaries of Mr. Legband and Mr. Boegner, effective as of January 1, 2016, to $185,000 and $225,000, respectively, to bring their salaries in line with market salaries, to account for Mr. Boegner’s promotion to President of Cinema, and in recognition of their long-term value to the Company.

In connection with Mr. Burke’s promotion from Corporate Controller to Senior Vice President, Chief Financial Officer, and Treasurer effective September 29, 2016, the Compensation Committee approved an increase in Mr. Burke’s annual base salary to $170,000, in recognition of his increased responsibilities.

On February 28, 2017, in recognition of their contributions and long-term value to the Company and internal pay equity considerations, the Compensation Committee approved increases to the annual base salaries of Messrs. Cerminara and Boegner for 2017. Mr. Cerminara’s 2017 annual base salary was increased from $150,000 to $225,000 and Mr. Boegner’s 2017 annual base salary was increased from $225,000 to $275,000. The adjustments were effective as of March 1, 2017. As part of Mr. Boegner’s salary increase, his auto allowance of $1,000 per month was eliminated effective as of March 1, 2017.

Discretionary Cash Bonuses

We use cash bonuses to reward the performance of our executive officers, including our NEOs, for their contributions to our overall financial and operational performance and to recognize superior performance. We also pay cash bonuses to motivate our executives to continue making progress towards the Company’s strategic goals. As part of the annual performance evaluations, the Compensation Committee determines whether any discretionary cash bonuses are deemed warranted, and, if so, the amount of the bonus to be granted.

In determining whether to award discretionary cash bonuses to Messrs. Burke, Boegner and Schilling, the Compensation Committee considered several factors, including, but not limited to, the recommendations of management, including Mr. Cerminara’s (our CEO) annual performance review of the other NEOs, the individual and collective efforts of our NEOs and their contributions towards the Company’s progress and strategic goals, and the overall operating and financial performance of the Company in 2016. The Compensation Committee approved the payment of 2016 cash bonuses to Messrs. Burke, Boegner and Schilling of $35,000, $130,000 and $130,000, respectively, based on each executive’s performance and contributions towards the Company’s strategic goals in 2016. Mr. Legband resigned from his position with the Company effective September 29, 2016 and did not receive any cash bonus for 2016.

Long-Term Incentives

We use long-term incentive equity awards as a part of our executive compensation program, in order to incentivize and reward the achievement of longer-term strategic objectives and align the financial interests of the Company’s executive officers with those of the Company’s stockholders. We did not grant any new long-term incentive awards to any of our NEOs during 2016. However, in the past the Compensation Committee has granted long-term incentives to our NEOs using restricted stock awards (or “RSAs”), restricted stock units (or “RSUs”) and nonqualified stock options. Each such type of award, and the reasons it is used, is described below.

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Restricted Stock Awards. RSAs represent the transfer of ownership of a certain number of shares of the Company’s common stock, subject to restrictions on transfer and a substantial risk of forfeiture based on the recipient’s continued employment by the Company during the applicable vesting period set out in the award agreement. RSAs are designed primarily to encourage retention of executive officers and key employees.

Restricted Stock Units. RSUs represent a right to receive a specific number of units at the end of the specified period. Each recipient of RSUs has no rights as a stockholder with respect to his RSUs. Payments under a RSUs award is made in either cash, shares of stock or some combination thereof, as specified in the applicable award agreement. RSUs are designed to provide retention incentives to our executive officers and key employees.

Nonqualified Stock Options. Nonqualified stock options represent an option to purchase shares of the Company’s common stock at an option price equal to the closing price on the NYSE MKT of the Company’s common stock on the grant date. The stock options are designed to motivate executives to increase stockholder value as the stock options will only have value if our stockholders also benefit from increasing stock prices.

Mr. Boegner’s 2015 RSU Award

In January 2015, the Compensation Committee granted 20,000 RSUs to Mr. Boegner, on the same terms as the RSU awards granted to the Company’s other executive officers who were serving as such in August 2014. The Committee considered these RSUs a retention incentive as the Company continues to move through the transitional nature of the business.

Mr. Boegner’s RSUs generally were scheduled to vest on August 21, 2018 based on Mr. Boegner’s continued employment, but a portion of the RSUs could become vested earlier if the following yearly performance hurdles based on stock performance were met:

●	25% of the award would vest on August 21, 2015 if, during any 10 day trading period commencing on the grant date and ending on December 31, 2014, the Company’s closing stock price on the NYSE MKT averaged at least $4.00.

●	An additional 25% of the award would vest on August 21, 2016 if, during any 10 day trading period in 2015, the Company’s closing stock price on the NYSE MKT averaged at least $4.40, which is 10% greater than the original 2014 target stock price.

●	An additional 25% of the award will vest on August 21, 2017 if, during any 10 day trading period in 2016, the Company’s closing stock price on the NYSE MKT averages at least $4.84, which is 10% greater than the original 2015 target stock price.

●	If in any year the performance hurdle is not met, the RSUs subject to vesting in that year (as well as RSUs subject to vesting in any previous year in which the performance hurdle was not met) will carry forward to the following year and will vest, along with the RSUs subject for vesting for that year, in the event the target stock price performance hurdle for the current year is met.

Mr. Boegner’s 2015 RSUs are to be settled in shares of Company common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The first performance hurdle calling for an average stock trading price over a 10 day period of at least $4.00 was achieved for the period ended December 31, 2014 and therefore 25% of the award vested on August 21, 2015. The second performance hurdle calling for an average stock trading price over a 10 day period of at least $4.40 was achieved for the period ended December 31, 2015 and therefore 25% of the award vested on August 21, 2016. The third performance hurdle calling for an average stock trading price over a 10 day period of at least $4.84 was achieved for the period ended December 31, 2016 and therefore 25% of the award will vest on August 21, 2017.

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2017 Equity Grants

On February 28, 2017, the Compensation Committee approved grants of stock options and restricted stock to our executive officers under the 2010 Long-Term Incentive Plan based on management’s recommendations and the officers’ performance. The Committee made the following stock option grants to purchase common shares of the Company at the exercise price of $6.50 per share under the 2010 Long-Term Incentive Plan: (i) Mr. Cerminara, 60,000; (ii) Mr. Burke, 15,000; (iii) Mr. Boegner, 40,000; and (iv) Mr. Schilling, 40,000. These options have a ten-year term and will become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date. The options are subject to the terms and conditions of their respective Stock Option Agreements.

Mr. Cerminara also received 60,000 restricted shares of the Company’s common stock, and Messrs. Boegner and Schilling each received 10,000 restricted shares of the Company’s common stock, in each case pursuant to the 2010 Long-Term Incentive Plan and the terms and conditions of their respective Restricted Stock Agreements. These shares will vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

401(k) Retirement Plan

The Company’s executive officers (including the NEOs) are able to participate in the Company’s Retirement and Savings 401(k) Plan (the “401(k) Plan”), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Participation in the 401(k) Plan is generally available to all Ballantyne employees on the same terms. Each participant may defer up to 100% of his or her compensation. The Company may make a discretionary matching contribution equal to a uniform percentage of salary. Each year the Company will determine the amount of the discretionary percentage. In 2016, the Company matched 50% of the amount deferred up to 6% of each participating employee’s contribution. All contributions to the 401(k) Plan are non-forfeitable. Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a participant’s death, retirement or other termination of service, or, if the participant so requests, on reaching age 59½. Participants may be eligible to withdraw benefits in case of hardship.

Contributions to the 401(k) Plan made by the Company on behalf of the NEOs are included in the 2016 Summary Compensation Table.

Other Employee Benefits

The Company also provides its executives with certain benefits which are generally available to all employees of the Company, such as excess life and disability insurance. These benefits for the NEOs are included in the 2016 Summary Compensation Table.

Employment Contracts and with Current Executive Officers

The Company has written employment agreements with Messrs. Boegner and Schilling. The material provisions of these employment agreements are discussed below.

Mr. Boegner’s employment agreement with the Company, which was entered into on February 14, 2012, provides for a base salary, subject to annual review and adjustment, and Mr. Boegner’s eligibility to participate in and/or receive other benefits under compensation plans provided to other executive employees of the Company, including an automobile allowance (which allowance was eliminated effective as of March 1, 2017). He is eligible for performance-based compensation in the form of an annual bonus and is eligible to participate in the 2010 Long-Term Incentive Plan (or a successor equity incentive plan). The agreement requires Mr. Boegner to acquire and maintain holdings of Ballantyne’s common stock in accordance with the Company’s stock ownership requirement that is in effect. Pursuant to his employment agreement, in the event that his employment is terminated by Ballantyne without good cause or by Mr. Boegner for good reason, as these terms are defined in the agreement, then he will receive his base salary for period equal to three (3) weeks for each year that he has been employed by the Company. In addition, Ballantyne will pay for or reimburse Mr. Boegner for the cost of health insurance during this same period.

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Mr. Schilling’s employment agreement, which was entered into on November 2, 2015, provides for a base salary, subject to annual review and adjustment, and Mr. Schilling’s eligibility to participate in and/or receive other benefits under compensation plans provided to other executive employees of the Company. For fiscal 2016, Mr. Schilling’s employment agreement provided that he would be eligible for performance-based compensation in the form of an annual bonus of up to $325,000, payable partly in cash and partly through equity awards as determined by the Compensation Committee, provided that the Company achieves certain universal goals established by the Compensation Committee. He is also eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. Mr. Schilling’s agreement contains customary non-competition and non-solicitation covenants. Mr. Schilling’s employment agreement does not provide for any specified severance benefits.

Termination of Employment of Mr. Legband

Mr. Legband resigned from his position as our Senior Vice President, Chief Financial Officer and Treasurer effective as of September 29, 2016. Mr. Legband did not receive any severance payments or benefits from the Company in connection with his resignation, and all of his unvested equity awards were forfeited upon the termination of his employment.

Appointment of New Chief Financial Officer

On March 23, 2017, the Board appointed Lance V. Schulz as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of March 29, 2017. Mr. Schulz’s employment agreement with the Company provides for an annual base salary of $250,000, and he will be eligible for performance-based compensation in the form of an annual bonus targeted at $150,000, payable partly in cash and partly through equity awards as determined by the Compensation Committee. The bonus will be subject to the achievement of performance metrics and other criteria as determined by the Compensation Committee. As a signing bonus, on April 7, 2017 the Company granted Mr. Schulz a stock option to purchase 40,000 shares of the Company at an exercise price of $6.30 per share pursuant to the Company’s 2010 Long-Term Incentive Plan. The option becomes exercisable in equal installments each year beginning on the first anniversary of the grant date. Mr. Schulz will also be eligible to participate in the Company’s 401(k), medical, dental and vision plans and certain other benefits available generally to employees of the Company. The employment agreement contains customary non-competition and non-solicitation covenants. Effective March 29, 2017, Mr. Burke returned to his prior position as our Corporate Controller in connection with the appointment of Mr. Schulz as our Senior Vice President, Chief Financial Officer and Treasurer.

Compensation Risk Assessment

The Company has evaluated its compensation policies and practices as they relate to risk management and risk taking incentives. Based upon this evaluation, we have concluded that the risks arising from the Company’s relatively uncomplicated compensation structure are not reasonably likely to have a material adverse effect on the business.

Compensation Consultant

The Compensation Committee engaged Compensation Resources as its independent executive compensation consultant during 2016. Compensation Resources reported directly to the Committee and provided advice to the Committee on the structure and amounts of executive compensation and the structure and terms of the new equity plan (the 2017 Omnibus Equity Compensation Plan) to be voted on by stockholders at the Annual Meeting. Compensation Resources provided no other services to the Company. Prior to the consultant’s engagement and as part of its annual evaluation of its advisors, the Compensation Committee solicited information from Compensation Resources regarding any actual or perceived conflicts of interest and to evaluate their independence. Based on the information received from Compensation Resources, the Compensation Committee believes that the work they performed in 2016 did not raise a conflict of interest and that they are independent.

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Compensation Committee Interlocks and Insider Participation

During 2016, there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Exchange Act.

Compensation Committee Report

The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Charles T. Lanktree, Chair

Samuel C. Freitag

William J. Gerber

Robert J. Roschman
James C. Shay

Executive Compensation

The following table sets forth information regarding all forms of compensation earned by the Company’s Named Executive Officers during the last three fiscal years. Messrs. Cerminara, Boegner and Schilling were employed by the Company during all of fiscal 2016. Mr. Legband resigned as Chief Financial Officer effective September 29, 2016. Mr. Burke was appointed Chief Financial Officer effective September 29, 2016 and served in that capacity until March 29, 2017.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(7)		Option Awards ($)(7)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(15)	Total ($)
D. Kyle Cerminara(1)	2016	150,000		—		—		—		—		9,428	159,428
Chairman and CEO	2015	38,458	(6)	—		289,796	(8)	89,607	(12)	—		511	418,372

Ryan M. Burke(2)	2016	139,230		35,000	(5)	—		—		—		8,430	182,660
Former SVP, Treasurer and CFO

Nathan D. Legband(3)	2016	159,525		—		—		—		—		10,180	169,705
Former SVP, Treasurer	2015	175,769		30,000		—		59,738	(13)	—		18,156	283,664
and CFO	2014	129,529		—		75,000	(9)	—		—		10,801	215,330

Ray F. Boegner	2016	225,000		130,000	(5)	—		—		87,305	(14)	50,413	492,718
President of Cinema	2015	221,498		15,000		85,000	(10)	59,738	(13)	—		27,572	408,809
	2014	213,210		—		—		—		—		41,631	254,841

Stephen L. Schilling(4)	2016	275,000		130,000	(5)	—		—		—		9,239	414,239
President of Digital Media	2015	42,308		—		—		179,651	(11)	—		133,485	355,444

(1)	Mr. Cerminara was named to the Board of Directors on February 20, 2015. On September 23, 2015, Mr. Cerminara was appointed as Executive Chairman. Effective November 24, 2015, Mr. Cerminara was appointed as our Chief Executive Officer. He also continues to serve as our Executive Chairman. All compensation paid to or earned by Mr. Cerminara in 2016 is reported in this 2016 Summary Compensation Table, including both compensation for his service as Executive Chairman and Chief Executive Officer. In addition, the compensation reported as paid to Mr. Cerminara in 2015 includes compensation for his service as an independent director.

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(2)	Mr. Burke was appointed as Senior Vice President, Treasurer and Chief Financial Officer effective September 29, 2016, in which capacities he served until March 29, 2017.

(3)	Mr. Legband resigned his positions as Senior Vice President, Treasurer and Chief Financial Officer effective September 29, 2016.

(4)	Mr. Schilling was hired as President of Digital Media on November 2, 2015. Prior to Mr. Schilling becoming an employee of the Company, S2 Ventures LLC was paid $130,000 in consulting fees in addition to $3,485 in reimbursed expenses. Mr. Schilling served as Managing Partner of S2 Ventures LLC.

(5)	On February 28, 2017, the Compensation Committee, upon the recommendation of management, approved payment of discretionary cash bonuses of $35,000 to Mr. Burke and $130,000 to each of Messrs. Boegner and Schilling based on their 2016 performance.

(6)	This amount includes $24,227 in fees earned or paid in cash for Mr. Cerminara’s service as an independent director (retainer and meeting fees) in 2015.

(7)	The amounts in these columns represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board ASC Topic 718. For additional information relating to the assumptions made in valuing and expensing these awards refer to Note 15 in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

(8)	Includes stock awards granted to Mr. Cerminara both for his service as Chairman and Chief Executive Officer and for his service as an independent director. Stock awards for service as Chairman and Chief Executive Officer consist of the fair value for the November 22, 2015 grant of 60,000 shares of restricted stock in accordance with the 2010 Long-Term Incentive Plan. 30,000 of those shares vested immediately, with the remaining shares vesting on the anniversary date of the grant over a two-year period. Stock awards for service as an independent director consists of the fair value ($29,996) of the May 13, 2015 grant of 6,651 shares of restricted stock in accordance with the 2014 Non-Employee Directors’ Restricted Stock Plan, which vested on the day preceding the 2016 Annual Meeting of Stockholders.

(9)	Consists of the grant date fair value of the August 21, 2014 grant of 20,000 restricted stock units in accordance with the 2010 Long Term Incentive Plan, which were to vest on the fourth anniversary of the grant date, but with earlier vesting based on the achievement of stock performance hurdles. Of the 20,000 restricted stock units, 10,000 unvested units terminated effective upon Mr. Legband’s resignation from all positions with the Company on September 29, 2016.

(10)	Consists of the grant date fair value of the January 20, 2015 grant of 20,000 restricted stock units in accordance with the 2010 Long Term Incentive Plan, which generally vest on August 21, 2018, but with earlier vesting based on achievement of stock performance hurdles.

(11)	Consists of the grant date fair value of the November 22, 2015 grant of 130,000 stock options. The inducement grant of 30,000 shares of the total 130,000 shares of non-qualified stock options received by Mr. Schilling was made outside of the Company’s existing stock compensation plans pursuant to applicable regulations allowing for such an arrangement and vested immediately at the grant date. The remaining 100,000 options granted to Mr. Schilling vest in a one-fifth installment on the first anniversary date of the grant and in subsequent installments on the first day of each subsequent quarter for four years following the first anniversary of the grant date.

(12)	Consists of the grant date fair value of the November 22, 2015 grant of 60,000 stock options in accordance with the 2010 Long Term Incentive Plan, which vest on the anniversary date of the grant over a five year period.

(13)	Consists of the grant date fair value of the November 22, 2015 grant of 40,000 stock options in accordance with the 2010 Long Term Incentive Plan, which vest on the anniversary date of the grant over a five year period. All 40,000 unvested stock options granted to Mr. Legband were immediately forfeited upon his resignation from all positions with the Company effective September 29, 2016.

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(14)	Consists of a cash payment made to Mr. Boegner for non-equity performance units awarded in 2012 and 2013 under the terms of the 2010 Long-Term Incentive Plan.

(15)	The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance, certain auto expenses, and contributions made by the Company under the Ballantyne Retirement and Savings Plan. The amounts reported for each Named Executive Officer as All Other Compensation for 2016 are identified and quantified below:

	Mr. Cerminara	Mr. Burke	Mr. Legband	Mr. Boegner	Mr. Schilling
Auto Expenses(1)	$—	$—	$—	$12,000	$—
Accrued Vacation Pay-out	3,966	3,269	4,440	30,283	—
Employer match on Retirement and Savings Plan	4,554	4,275	4,918	7,187	8,221
Excess life and disability insurance	908	886	822	943	1,018
Total All Other Compensation	$9,428	$8,430	$10,180	$50,413	$9,239

(1)	As part of Mr. Boegner’s salary increase in February 2017, his auto allowance of $1,000 per month was eliminated effective as of March 1, 2017.

No equity awards were granted to our Named Executive Officers during the last completed fiscal year.

The following table sets forth information concerning outstanding equity awards for each of the Company’s Named Executive Officers as of the end of the last completed fiscal year.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
D. Kyle Cerminara	12,000		48,000	(1)	4.33	11/22/2025	—		—
	—		—		—	—	15,000	(5)	120,000

Ryan M. Burke	2,000		8,000	(1)	4.33	1/22/2025
	—		—		—	—	3,750	(6)	30,000

Nathan D. Legband	—		—	(4)	—	—	—	(4)	—

Ray F. Boegner	—		32,000	(1)	4.33	11/22/2025	—		—
	20,000	(2)	—		4.70	1/11/2022	—
	—		—		—	—	10,000	(7)	80,000

Stephen L. Schilling	50,000	(3)	80,000	(3)	4.33	1/22/2025	—		—

* Based on the closing price of $8.00 on December 30, 2016.

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(1)	The options granted to Messrs. Cerminara, Burke and Boegner on November 22, 2015 vest and become exercisable in five equal annual installments beginning on November 22, 2016 and thereafter on November 22, 2017, November 22, 2018, November 22, 2019 and November 22, 2020. On November 23, 2016, Mr. Boegner exercised vested options from this grant to acquire 8,000 shares of the Company’s common stock at an exercise price of $4.33 per share.

(2)	The option was granted on January 11, 2012 and became exercisable in four equal installments on January 11, 2013, January 11, 2014, January 11, 2015 and January 11, 2016. On each of August 11, 2016 and August 30, 2016, Mr. Boegner exercised vested options from this grant to acquire 5,000 shares at an exercise of $4.70 per share for an aggregate of 10,000 shares.

(3)	The options were granted to Mr. Schilling on November 22, 2015. Pursuant to his employment agreement with the Company, Mr. Schilling received an option to purchase 30,000 shares, which vested immediately on the date of grant. Mr. Schilling also received an option to purchase 100,000 shares, with one-fifth of the options vesting on November 22, 2016, the first anniversary of the grant date, and the remainder of the options vesting in subsequent 1/20 installments on the first day of each subsequent quarter for four years following November 22, 2016.

(4)	Mr. Legband resigned from all positions held with the Company effective September 29, 2016. Upon his resignation, Mr. Legband’s 40,000 unvested options, with an exercise price of $4.70, and 10,000 unvested restricted stock units, with a value of $68,600 as of the date of forfeiture, were forfeited.

(5)	15,000 shares of restricted stock vest in full on November 22, 2017.

(6)	3,750 restricted stock units generally vest on August 21, 2018, but with earlier vesting possible based on achievement of stock performance hurdles.

(7)	10,000 restricted stock units generally vest on August 21, 2018, but with earlier vesting possible based on achievement of stock performance hurdles.

The following table sets forth information concerning exercised options and vesting of stock awards for each of the Company’s Named Executive Officers during the last completed fiscal year.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
D. Kyle Cerminara	—	—	6,651	(2)	32,257
	—	—	15,000	(3)	103,500
Ryan M. Burke	—	—	1,875	(6)	10,950
Nathan D. Legband	—	—	5,000	(6)	29,200
Ray F. Boegner	5,000	4,000	—		—
	5,000	7,250	—		—
	8,000	20,560	—		—
	—	—	3,000	(4)	13,560
	—	—	2,400	(5)	10,632
	—	—	5,000	(6)	29,200
Stephen L. Schilling	—	—	—		—

(1)	The value realized on vesting represents the product of the number of shares vested and the closing price of the common stock on the vesting date.

(2)	All of these restricted shares vested in full on May 22, 2016, the day preceding the 2016 Annual Meeting.

(3)	All of these restricted shares vested in full on November 22, 2016.

(4)	All of these restricted shares vested in full on January 11, 2016.

(5)	All of these restricted shares vested in full on March 15, 2016.

(6)	All of these restricted shares vested in full August 21, 2016.

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Potential Payments Upon Termination or Change-in-Control

The following table sets forth quantitative information with respect to potential payments to each of the NEOs or their beneficiaries upon termination in various circumstances, assuming that a change in control or termination of employment occurred on December 31, 2016. No information is provided in the table for Mr. Legband because he resigned prior to December 31, 2016 and did not receive any severance payments or other benefits and forfeited all of his unvested equity awards. The values reported for stock options and restricted shares are based on the closing price of Ballantyne common shares on December 30, 2016 of $8.00 (less the applicable exercise price, in the case of stock options).

Equity Awards
	Termination Scenario	Cash Severance and Benefits ($)	Stock Options ($)	Restricted Shares ($)	Restricted Share Units ($)
D. Kyle Cerminara	Death	—	—	—	—
	Disability	—	—	—	—
	Termination for Cause	—	—	—	—
	Termination w/o Cause or for Good Reason	—	—	—	—
	Change in Control	—	176,160	120,000	—
Ryan M. Burke	Death	—	—	—	—
	Disability	—	—	—	—
	Termination for Cause	—	—	—	—
	Termination w/o Cause or for Good Reason	—	—	—	—
	Change in Control	—	29,360	—	30,000
Ray F. Boegner	Death	—	—	—	—
	Disability	—	—	—	—
	Termination for Cause	—	—	—	—
	Termination w/o Cause or for Good Reason	416,001	—	—
	Change in Control	—	117,440	—	80,000
Stephen L. Schilling	Death	—	—	—	—
	Disability	—	—	—	—
	Termination for Cause	—	—	—	—
	Termination w/o Cause or for Good Reason	—	—	—	—
	Change in Control	—	293,600	—	—

Pursuant to Mr. Boegner’s employment agreement with the Company, in the event Mr. Boegner’s employment is terminated by the Company without good cause or by Mr. Boegner for good reason, then he will receive his base salary for a period equal to three (3) weeks for each year that he has been employed by the Company and all existing insurance benefits shall remain in force until the last day of the month in which the severance period expires, subject to Mr. Boegner’s continued compliance with certain restrictive covenants set forth in the employment agreement (including confidentiality and non-solicitation covenants) and his execution of the Company’s standard form of general release. In addition, Mr. Boegner would be entitled to receive any earned and unpaid amounts owed to him under the employment agreement and such other accrued benefits as may be provided for under the agreement. Assuming a termination date of December 31, 2016, as required by the SEC’s rules, the approximate value of the severance benefits would have been $416,001 for Mr. Boegner. For purposes of Mr. Boegner’s employment agreement, “good reason” means a material breach by the Company of its obligations to Mr. Boegner under the agreement. In addition, for purposes of the agreement, “cause” exists if Mr. Boegner (i) acted dishonestly or incompetently or engaged in willful misconduct in performance of his executive duties, (ii) breached fiduciary duties owed to the Company, (iii) intentionally failed to perform reasonably assigned duties, (iv) willfully violated any law, rule or regulation, or court order (other than minor traffic violations or similar offenses), or otherwise committed any act which would have a material adverse impact on the business of the Company, and/or (v) is in breach of his obligations under the agreement and fails to cure such breach within thirty (30) days after receiving notice of the breach from the Company.

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We are also obligated under Mr. Boegner’s employment agreement to provide certain payments to Mr. Boegner in the event of his death or termination by reason of his incapacity. In the event of Mr. Boegner’s death, we are obligated to pay his estate all accrued sums due and owing to Mr. Boegner with respect to his salary and such other benefits as may be provided under his agreement. In addition, in the event we terminate Mr. Boegner’s employment by reason of his incapacity, Mr. Boegner is entitled to any accrued amounts due and owing to him with respect to his salary and such other benefits as may be provided under his agreement.

Mr. Schilling’s employment agreement does not provide for any specified severance benefits. However, Mr. Schilling, along with Messrs. Cerminara and Burke, would have been entitled during the 2016 fiscal year to severance and other benefits, such as accrued vacation, pursuant to the Company’s then-existing severance policy available to all salaried employees.

Our 2010 Long-Term Incentive Plan provides that no acceleration of an award shall occur upon or after a “change in control” unless such acceleration is provided for in the applicable award agreement and determined by the Compensation Committee on a grant-by-grant basis or as may be provided in an after written agreement between the Company and the grantee. The award agreements for the stock options, restricted shares and restricted share units granted to Messrs. Cerminara, Burke, Boegner and Schilling under our 2010 Long-Term Incentive Plan provide for accelerated vesting of all unvested options, restricted shares and restricted share units upon the occurrence of a “change in control” while the grantee is employed by the Company or a subsidiary of the Company as of the date of the change in control. For purposes of the agreements, a “change in control” means the occurrence of an event described in any of (i), (ii) or (iii) below, provided that any such event relates to the Company and is not approved by a majority of the then-existing board of directors of the Company:

(i)	A person, or a group of persons acting together, acquires more than fifty percent (50%) of the stock of the Company, measured by total voting power or fair market value. Incremental increases in ownership by a person or group that already owns fifty percent (50%) of the Company do not result in a change of ownership;

(ii)	Over a twelve (12) month period: (1) a person or group acquires stock representing fifty percent (50%) of the total voting power of the Company; or (2) a majority of the members of the board of directors of the Company is replaced by directors not endorsed by the persons who were members of the board before the new directors’ appointment; or

(iii)	A person or group acquires fifty percent (50%) or more of the total gross fair market value of all the assets of the Company over a twelve (12) month period; however, no change in control will be deemed to occur if the assets are transferred to entities owned or controlled directly or indirectly by the Company.

Assuming that a change-in-control occurred at December 31, 2016, as required by the SEC’s rules, the approximate value of the vesting of equity awards would have been $296,160 for Mr. Cerminara, $197,440 for Mr. Boegner, $59,360 for Mr. Burke and $293,600 for Mr. Schilling.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to the Company’s directors in fiscal 2016, except for Mr. Cerminara who does not receive any separate compensation for his service as a director.

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	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel C. Freitag (1)	35,750	29,997	—	—	—	—	65,747
James C. Shay (1)	45,000	29,997	—	—	—	—	74,997
William J. Gerber (1)	34,250	29,997	—	—	—	—	64,247
Charles T. Lanktree (1)	41,000	29,997	—	—	—	—	70,997
Robert J. Roschman (1)	36,250	29,997	—	—	—	—	66,247
Ndamukong Suh (2)	28,764	39,941	—	—	—	—	68,705
Lewis M. Johnson (4)	20,679	29,997	—	—	—	—	50,676
Marc E. LeBaron (5)	13,640	—	—	—	—	—	13,640
Robert J. Marino (5)	12,890	—	—	—	—	—	12,890

(1)	In 2016, Messrs. Freitag, Shay, Gerber, Lanktree and Roschman each received (a) an annual retainer of $25,000; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. In addition, Mr. Shay received $10,000 for acting as Chairman of the Audit Committee and Mr. Lanktree received $5,000 for acting as Chairman of the Compensation Committee. Although not included in the above table, the directors are reimbursed for their out-of-pocket expenses of attending Board meetings.

(2)	In 2016, Mr. Suh, who joined our Board in mid-January 2016, received (a) a prorated annual retainer from the date he was elected as a director of $22,764; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, Mr. Suh is reimbursed for his out-of-pocket expenses of attending Board meetings. On January 19, 2016, Mr. Suh was also granted 2,260 shares of restricted stock, at the grant date fair value of $4.40 per share, under the 2014 Non-Employee Directors’ Restricted Stock Plan, which was approved by our stockholders in May 2015. The restricted stock vested on the day preceding the 2016 Annual Meeting of Stockholders.

(3)

In May 2016, Messrs. Freitag, Shay, Gerber, Lanktree, Roschman, Suh and Johnson were each granted 6,185 shares of restricted stock under the 2014 Non-Employee Directors’ Restricted Stock Plan. The restricted stock vests on the day preceding the 2017 Annual Meeting of Stockholders. The amounts shown in this column include the fair value of the annual restricted stock award on the date of grant, which was $4.85 per share. For additional information relating to the assumptions made in valuing and expensing these awards for 2016, refer to Note 15 in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

The aggregate number of unvested restricted stock awards outstanding as of December 31, 2016 for each of Messrs. Freitag, Shay, Gerber, Lanktree, Roschman, Suh and Johnson was 6,185.

(4)	In 2016, Mr. Johnson, who joined our Board in May 2016, received (a) a prorated annual retainer from the date he was elected as a director of $15,179; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, Mr. Johnson is reimbursed for his out-of-pocket expenses of attending Board meetings.

(5)	Messrs. LeBaron and Marino were not re-nominated for election at the 2016 Annual Meeting and served as directors until the date of the 2016 Annual Meeting. In 2016, Messrs. LeBaron and Marino each received (a) a prorated annual retainer until the date they served as a director of $9,890; (b) $1,500 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, Messrs. LeBaron and Marino were also reimbursed for their out-of-pocket expenses of attending Board meetings.

Our Compensation Committee is evaluating the Company’s compensation structure, including director compensation. Prior to making compensation decisions with respect to our director compensation, the Compensation Committee takes into account the recommendations of our Chief Executive Officer.

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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is comprised of James C. Shay (Chair), Samuel C. Freitag and William J. Gerber, each of whom is independent for purposes of serving on the Audit Committee under the rules adopted by Securities and Exchange Commission and the NYSE MKT’s listing standards.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. BDO USA, LLP (“BDO”) acts as the Company’s independent registered public accounting firm and is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management of the Company and with representatives of BDO. The discussions with BDO also included all matters that BDO was required to communicate and discuss with the Audit Committee, including the matters required by Statement on Auditing Standard No. 1301, Communications with Audit Committees.

In addition, the Audit Committee reviewed the independence of BDO. The Audit Committee discussed BDO’s independence with them and has received written disclosures and a letter from BDO regarding their independence as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

James C. Shay (Chair)

Samuel C. Freitag

William J. Gerber

PROPOSAL TWO
ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Background

At the 2011 Annual Meeting of Stockholders, the stockholders approved, by advisory vote, an annual frequency for future advisory votes on the compensation of the Company’s Named Executive Officers (“say-on-pay vote”). This advisory vote was accepted by the Board of Directors. Stockholders have the opportunity to vote on the frequency of future votes on Named Executive Officer compensation at this Annual Meeting, as described below under “Proposal Three – Advisory Approval of the Frequency of the Advisory Vote on Named Executive Officer Compensation.”

The annual advisory say-on-pay vote on executive compensation is provided to stockholders as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act and is a non-binding vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules promulgated by the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and narrative disclosure. The advisory say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Board, or the Company’s compensation policies as they relate to risk management.

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The Compensation Committee believes the Company’s executive compensation program reflects a strong philosophy that rewards performance and is closely aligned with stockholders’ long-term interests. The Compensation Discussion and Analysis section of this proxy statement provides a more detailed discussion of the Company’s executive compensation policies and practices.

Non-Binding Advisory Resolution

We are asking our stockholders to indicate their support for the Company’s executive compensation program as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in this Proxy Statement, is hereby APPROVED.”

This advisory say-on-pay vote on executive compensation is not binding on the Board or the Compensation Committee. However, the Board values the opinion of our stockholders and will take into account the result of the vote when making future decisions regarding executive compensation. The next say-on-pay vote is currently expected to occur at our 2018 Annual Meeting of Stockholders.

Required Vote

The number of votes cast by stockholders, either in person or by proxy, at the annual meeting “for” advisory approval of the compensation of our Named Executive Officers pursuant to the above resolution must exceed the number of votes cast “against” advisory approval.

Our Board recommends a vote “FOR” adoption of the advisory resolution approving the compensation of the Company’s Named Executive Officers.

PROPOSAL THREE
ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE
OFFICER COMPENSATION

Background

The Dodd-Frank Act enables Ballantyne’s stockholders to indicate how frequently they would prefer that we seek an advisory, non-binding vote on the compensation of our Named Executive Officers. This advisory vote, which is also required by Section 14A of the Exchange Act, must be solicited from our stockholders at least once every six years. At the last vote held at the 2011 Annual Meeting of Stockholders, our stockholders approved an annual advisory vote on executive compensation, and the Board of Directors approved this choice.

By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers annually, every two years or every three years. Stockholders may also abstain from casting a vote on this proposal.

The Board believes that an annual frequency continues to be the appropriate frequency for the say-on-pay vote because it enables our stockholders to provide timely, direct input on our executive compensation policies and practices. Further, the Board values regular and frequent input from our stockholders and an annual vote supports our efforts to engage in an ongoing dialogue with our stockholders.

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Non-Binding Advisory Resolution

We are asking our stockholders to indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers annually, every two years or every three years by voting on the following resolution at the annual meeting:

“RESOLVED, that the option of every year, every two years or every three years that receives the highest number of votes cast for this resolution will be considered the stockholders’ recommendation of the frequency with which Ballantyne Strong, Inc. is to hold a stockholder advisory vote on the compensation of its Named Executive Officers.”

Although this advisory vote on the frequency of the advisory vote on our Named Executive Officer compensation is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our Named Executive Officers. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on the compensation of our Named Executive Officers on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and changes to compensation programs. The next stockholder vote on the frequency of future votes on the compensation of our Named Executive Officers is currently expected to occur at our 2023 Annual Meeting of Stockholders.

Required Vote

The option of every year, every two years or every three years that receives the highest number of votes cast by stockholders, either in person or by proxy, at the Annual Meeting will be considered the stockholders’ recommendation of the frequency for the advisory vote on the compensation of our Named Executive Officers.

Our Board recommends a vote “FOR” the option of every year as the frequency to have an advisory vote on the compensation of our Named Executive Officers.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS

BDO USA, LLP (“BDO”) has served as the Company’s independent registered public accounting firm since July 2016. Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders.

Change in Accountants

Former Independent Registered Public Accounting Firm

On July 1, 2016, we dismissed KPMG LLP (“KPMG”) as our independent registered public accounting firm and appointed BDO as our new independent registered public accounting firm, effective immediately. Our Audit Committee approved the change in the auditors.

During the two fiscal years ended December 31, 2015, and the subsequent interim periods through July 1, 2016, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

The audit reports of KPMG on the Company’s financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

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The Company provided KPMG with a copy of the foregoing disclosures and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above disclosures. A copy of this letter, dated July 7, 2016, was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 7, 2016.

New Independent Registered Public Accounting Firm

On July 1, 2016, the Company appointed BDO as the Company’s new independent registered public accounting firm, effective immediately. During the fiscal years ended December 31, 2015 and 2014, and during all subsequent interim periods through July 1, 2016, the Company did not consult BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was the subject of a “disagreement” with its former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

Audit Fees

The following table sets forth the aggregate fees for professional service rendered by BDO and KPMG, our prior independent registered public accounting firm, for each of the last two fiscal years:

	2016	2015
BDO USA, LLP
Audit Fees (1)	$513,900	$—
Audit-Related Fees	—	—
Tax Fees (2)	—	—
All Other Fees	—	—
Total	513,900	—
KPMG LLP
Audit Fees (1)	114,142	646,708
Audit-Related Fees (3)	11,325	—
Tax Fees (2)	204,816	249,590
All Other Fees (4)	—	16,050
Total	$330,283	$912,348

(1)	Includes fees for professional services rendered during the fiscal year for the audit of our annual financial statements and for reviews of the financial statements included in our quarterly reports on Form 10-Q. In addition, includes fees for professional services rendered by BDO USA, LLP related to state regulatory filing requirements in 2016.

(2)	Includes fees related to tax preparation, tax compliance, and tax planning.

(3)	Fees related to successor auditor’s review of prior year audit workpapers.

(4)	Includes fees related to professional services rendered during the 2015 fiscal year for the review of our registration statement on Form S-8 and the issuance of the related consent.

As previously discussed, the Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the SEC.

Ratification of BDO as our Independent Registered Public Accounting Firm

The Audit Committee has appointed BDO as the independent registered public accounting firm to perform an audit of the Company’s consolidated financial statements for the year ending December 31, 2017 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm, and it oversees the negotiation of the fees that are paid for these services. In the course of these responsibilities, the Committee periodically considers whether it would be in the Company’s and stockholders’ interests to change the Company’s independent registered public accounting firm. In addition, the Committee ensures the mandatory, regular rotation of the lead audit partner, and in connection with that rotation, the Committee and its Chairman are involved in the selection of the new lead audit partner.

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After reviewing the performance of BDO in the course of its 2016 audit and BDO’s independence, among other matters, the Audit Committee believes that the continued retention of BDO to serve as the Company’s independent registered public accounting firm for 2017 is in the best interests of the Company and its stockholders. This appointment is being presented to the stockholders for ratification.

Although applicable law does not require stockholder ratification of the appointment of BDO as the Company’s independent auditors, our Board has determined to ascertain the position of our stockholders on the appointment. If stockholders fail to ratify the appointment of BDO as the Company’s independent auditors, the Audit Committee will reconsider whether to retain BDO, but may ultimately decide to retain them. Any decision to retain BDO or another independent registered public accounting firm will be made by the Audit Committee and will not be resubmitted to stockholders. In addition, even if stockholders ratify the appointment of BDO, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2017 if the Audit Committee determines that it would be in the Company’s best interests to do so.

Required Vote

The ratification of the appointment of the independent auditor will be approved if the number of votes cast “for” the ratification of BDO exceed the number of votes cast “against” ratification.

Our Board recommends a vote “FOR” ratification of the appointment of BDO as the Company’s independent auditors for the fiscal year ending December 31, 2017.

PROPOSAL FIVE
APPROVAL OF THE BALLANTYNE STRONG, INC. 2017 OMNIBUS EQUITY COMPENSATION PLAN

Our Board of Directors approved the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan (the “2017 Plan”) on March 23, 2017, subject to approval by our stockholders. We are recommending that stockholders approve the 2017 Plan because we believe that the 2017 Plan will be essential to our continued success, by allowing the Company to provide incentives to attract and retain key employees, non-employee directors and consultants and align their interests with those of our stockholders.

If approved by our stockholders, the 2017 Plan will be the successor to the Company’s 2010 Long Term Incentive Plan and 2014 Non-Employee Directors’ Restricted Stock Plan (collectively, the “Prior Plans”). As of March 23, 2017 and as of April 24, 2017, approximately 729,939 and 689,939 shares of the Company’s common stock (“shares”) remained available for issuance under the Prior Plans, respectively. If the 2017 Plan is approved by our stockholders, no further awards will be made under the Prior Plans. However, awards granted under the Prior Plans before stockholder approval of the 2017 Plan will remain outstanding in accordance with their terms.

Stockholders are being asked to approve the 2017 Plan to authorize a number of shares for issuance under the 2017 Plan equal to 1,771,189 shares (including 971,189 shares that remained available for issuance under the Prior Plans as of December 31, 2016), minus the number of shares subject to awards granted under the Prior Plans after December 31, 2016 and prior to stockholder approval of the 2017 Plan, plus any shares subject to awards outstanding under the Prior Plans after December 31, 2016 that are forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of shares. As of March 23, 2017 and April 24, 2017, 827,345 and 867,345 shares were subject to the outstanding awards under the Prior Plans, respectively.

Based on our historical equity grant practices, we believe that, if our stockholders approve the 2017 Plan, the shares reserved for issuance under the 2017 Plan will be sufficient for us to continue granting equity awards for approximately four years. Without stockholder approval of the 2017 Plan, we may be required to increase the cash components of our compensation program, which may inhibit our ability to align interests of our executives with those of our stockholders.

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Stockholders are also being asked to approve the 2017 Plan for the following reasons:

●	To authorize the grant of awards under the 2017 Plan that are intended to be treated as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) generally prevents a publicly held corporation from claiming a federal income tax deduction for compensation in excess of $1 million per year paid to any of its chief executive officer or three other most highly compensated named executive officers (other than the chief financial officer). However, if certain conditions are met, “qualified performance-based compensation” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit Among other requirements, in order for awards to be treated as “qualified performance-based compensation” for purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. Those material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance-based awards. Each of these aspects of the 2017 Plan is discussed below.

●	To approve an annual limit of $200,000 that will apply to the grant date fair value of equity awards that may be granted to any one non-employee director under the 2017 Plan, plus the amount of cash fees paid to the non-employee director during the year.

●	To authorize the Compensation Committee, in its discretion, to grant stock options that are intended to qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Plan Highlights

The 2017 Plan contains a number of provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

Feature Description

Feature	Description
No “Liberal” Change in Control Definition	The 2017 Plan does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the 2017 Plan to be triggered.

No Automatic “Single-Trigger” Vesting on a Change in Control

The 2017 Plan generally provides for “double-trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards which are assumed in the transaction generally will continue to vest based on continued service, or, if earlier, upon a termination by the Company without cause or by the participant for good reason within two years after the change in control.

Awards that are not assumed in a change in control transaction would vest on a “single-trigger” basis upon the consummation of the transaction.

No “Liberal” Share Recycling

The 2017 Plan prohibits “liberal” share recycling with respect to any awards granted under the 2017 Plan, which means that shares used to pay the exercise price of a stock option, shares used to satisfy a tax withholding obligation with respect to any award, and shares that are repurchased by the Company with stock option proceeds will not be added back to the 2017 Plan. In addition, when a stock appreciation right is settled in shares, all of the shares underlying the stock appreciation right will be counted against the share limit of the 2017 Plan.

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Feature	Description
Forfeiture and Recoupment Provisions

Awards granted under the 2017 Plan may be subject to forfeiture or recoupment as determined by the Compensation Committee in the event of certain detrimental activity, such as a participant’s breach of applicable restrictive covenants. Awards under the 2017 Plan also may be subject to forfeiture or recoupment under any compensation recovery (or “clawback”) policy that the Company may adopt.

No Discounted Stock Options or Stock Appreciation Rights	The 2017 Plan does not permit the use of “discounted” stock options or stock appreciation rights.

No Re-Pricing of Stock Options or Stock Appreciation Rights; No Reload Awards	The 2017 Plan does not permit the “re-pricing” of stock options and stock appreciation rights without stockholder approval. This includes a prohibition on cash buyouts of underwater options or stock appreciation rights and “reloads” in connection with the exercise of options or stock appreciation rights.

No Dividends or Dividend Equivalents on Unvested Awards or Stock Options/Stock Appreciation Rights	No dividends or dividend equivalents will be paid currently while awards are unvested. Instead, any dividends or dividend equivalents with respect to unvested awards will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance goals). Additionally, no dividend equivalents will be granted with respect to any shares underlying a stock option or stock appreciation right.

A summary of the material terms of the 2017 Plan is provided below and the complete text of the 2017 Plan is attached as Appendix A to this proxy statement. The following summary of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

Summary of the Plan

Awards and Term of the Plan

Awards granted under the 2017 Plan may be in the form of stock options (which may be incentive stock options or nonqualified stock options), stock appreciation rights (or “SARs”), restricted shares, restricted share units, other share-based awards and cash-based awards. No awards may be made under the 2017 Plan after March 23, 2027, or such earlier date as the Board of Directors may terminate the 2017 Plan.

Administration

The 2017 Plan will be administered by the Compensation Committee of the Board of Directors, or by such other committee or subcommittee as may be appointed by our Board of Directors, and which consists entirely of two or more individuals who are “outside directors” within the meaning of Section 162(m), “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “independent directors” within the meaning of applicable stock exchange rules. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the 2017 Plan as it deems appropriate, and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board of Directors also reserves the authority to administer and issue awards under the 2017 Plan.

Eligibility

The 2017 Plan provides for awards to our non-employee directors and to employees and consultants of the Company and our subsidiaries designated by the Compensation Committee, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. It is currently anticipated that approximately 337 employees, seven non-employee directors and 15 consultants will be eligible for awards under the 2017 Plan.

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Shares Available

The maximum number of shares that may be issued or transferred with respect to awards under the 2017 Plan is 1,771,189 shares (including 971,189 shares that remained available for issuance under the Prior Plans as of December 31, 2016), decreased by the number of shares subject to awards granted under the Prior Plans after December 31, 2016 and prior to stockholder approval of the 2017 Plan, and increased by the number of shares covered by outstanding awards under the Prior Plans after December 31, 2016 that are forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of shares. The number of shares available for issuance under the 2017 Plan is also subject to adjustment in certain circumstances, as described below. Shares issued under the 2017 Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that are settled in cash or that expire or terminate or are forfeited, cancelled, settled in cash or surrendered without the issuance of shares will again be available for issuance under the 2017 Plan. Shares used to pay the exercise price of stock options, repurchased by us with stock option proceeds, or used to pay withholding taxes upon exercise, vesting or payment of an award will not again be available for issuance under the 2017 Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2017 Plan regardless of the number of shares used to settle the SAR.

Shares subject to awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company will not count against the share limit above, except as may be required by the rules and regulations of any stock exchange or trading market.

Non-Employee Director Award Limits

The 2017 Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $200,000.

Individual Award Limits under Section 162(m)

The Compensation Committee may, but is not required to, grant awards under the 2017 Plan that are intended to qualify for exemption from Section 162(m) as “qualified performance-based compensation.” Therefore, the 2017 Plan imposes the following additional individual sub-limits on awards granted under the 2017 Plan that are intended to satisfy that exemption:

●	the maximum aggregate number of shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 200,000 shares;

●	the maximum aggregate number of shares of restricted shares and shares subject to restricted share units and other share-based awards granted in any calendar year to any one participant will be 120,000 shares;

●	the maximum aggregate compensation that can be paid pursuant to cash-based awards or other share-based awards granted in any calendar year to any one participant will be $1,000,000 (or a number of shares with an aggregate fair market value not exceeding that amount); and

●	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $100,000 (or a number of shares with an aggregate fair market value not exceeding that amount).

Stock Options

Subject to the terms and provisions of the 2017 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (no more than 1,771,189 shares may be issued under the 2017 Plan pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the 2017 Plan, the Compensation Committee will determine the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

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The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option will have a term no longer than 10 years. As of March 23, 2017, the closing price of our common stock as reported on the NYSE MKT was $6.10 per share. The method of exercising a stock option granted under the 2017 Plan will be set forth in the applicable award agreement and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

The grant of a stock option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of the stock option and the registration of shares in the recipient’s name.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the 2017 Plan. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of (a) the aggregate fair market value of the specified number of shares subject to the SAR, over (b) the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR will have a term no longer than 10 years.

We may make payment of the amount to which the participant exercising a SAR is entitled by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the 2017 Plan, the Compensation Committee may grant or sell restricted shares to plan participants (i.e., shares that are subject to a substantial risk of forfeiture and restrictions on transferability). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares, except that any dividends with respect to unvested restricted shares will be accumulated or deemed reinvested until the vesting of the underlying restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Share Units

Under the 2017 Plan, the Compensation Committee may grant or sell restricted share units to plan participants. Restricted share units constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period, subject to such other terms and conditions as the Compensation Committee may specify. Restricted share units are not shares and do not entitle the recipients to the rights of a stockholder. Restricted share units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

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Other Share-Based Awards

The 2017 Plan also provides for grants of other share-based awards, which may include unrestricted shares or time-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, restricted share units or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance objectives). No dividend equivalents shall be granted with respect to shares underlying any stock option or SAR.

Cash-Based Awards

The 2017 Plan authorizes the Compensation Committee to grant cash-based awards, which will be evidenced by an award agreement that specifies the terms of the award, such as the achievement of applicable stated performance objectives.

Performance Objectives

The 2017 Plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the 2017 Plan. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the 2017 Plan that are intended to qualify for the “qualified performance-based compensation” exemption from Section 162(m). In the case of an award intended to qualify for that exemption, the applicable performance objectives shall be based on the attainment of specified levels of one or more of the following measures: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory terms, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity.

Performance objectives related to an award that is intended to be treated as qualified performance-based compensation for purposes of Section 162(m) will be set by the Compensation Committee within the time period and other requirements prescribed by Section 162(m). We have not adopted any policy that would require the Compensation Committee to grant awards under the 2017 Plan that are intended to be treated as qualified performance-based compensation, and there can be no guarantee that any awards granted under the 2017 Plan will be so treated. As such, we may from time to time pay compensation that is not deductible under Section 162(m), if we believe that it is in our stockholders’ best interests.

Change in Control

The 2017 Plan generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

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To the extent that outstanding awards granted under the 2017 Plan are assumed in connection with a change in control, then such outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level. Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within two years after the change in control, the participant’s employment is involuntarily terminated without cause, or by the participant for “good reason”. Any stock options or SARs that become vested on a “double-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

To the extent outstanding awards granted under the 2017 Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards becoming vested at the “target” level. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

The Compensation Committee has the discretion to determine whether or not any outstanding awards granted under the 2017 Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2017 Plan, subject to the exceptions set forth in the 2017 Plan, a “change in control” generally includes (a) the acquisition of more than 50% of the voting power or value of the Company’s stock; (b) the incumbent Board of Directors ceasing to constitute a majority of the Board of Directors during a twelve-month period; and (c) the acquisition of 50% or more of the gross fair market value of the Company’s assets over a twelve-month period. The full definition of “change in control” is set out in the 2017 Plan.

For purposes of the 2017 Plan, unless otherwise defined in a written agreement with the participant or an applicable severance plan, “cause”, as a reason for the Company’s termination of a participant’s employment, generally means that the participant (a) acted dishonestly or incompetently or engaged in willful misconduct in performance of his or her duties, (b) breached fiduciary duties owed to the Company, (c) intentionally failed to perform reasonably assigned duties, which the participant did not satisfactorily correct within 30 calendar days following written notification, (d) was convicted or entered a plea of guilty or nolo contendere of any felony crime involving dishonesty, or (e) otherwise committed any act which could have a material adverse impact on the business of the Company.

For purposes of the 2017 Plan, unless otherwise defined in a written agreement with the participant or an applicable severance plan, “good reason”, as a reason for a participant’s termination of his or her employment, generally means the occurrence of any of the following without the participant’s consent (and unless timely cured by the Company following notice from the participant): (a) any material diminution in the participant’s compensation or benefits, unless generally applicable to all similarly situated employees of the Company, (b) the assignment to the participant of any duties inconsistent with, or substantially adverse to his or her status and duties, or a reduction in title, (c) a material breach by the Company or a subsidiary of its obligations under the participant’s employment agreement, if any, or (d) the relocation of the participant’s primary work location to a location more than fifty miles away from the current location, in each case if not cured by the Company within the time limits set forth in the 2017 Plan.

Forfeiture and Recoupment of Awards

If a participant engages in any “detrimental activity,” either during service with the Company or a subsidiary or within two years thereafter, then, promptly upon receiving notice of the Compensation Committee’s determination, the participant shall:

(a) forfeit all awards granted under the 2017 Plan to the extent then held by the participant;

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(b) return to the Company or the subsidiary all shares that the participant has not disposed of that had been acquired within two years prior to the date of the participant’s initial commencement of the detrimental activity, in exchange for a payment equal to any purchase price or exercise price actually paid by the participant; and

(c) with respect to any shares acquired within two years prior to the date of the participant’s initial commencement of the detrimental activity pursuant to awards granted under the 2017 Plan that were disposed of by the participant, pay to the Company or the subsidiary, in cash, the excess, if any, of: (i) the fair market value of the shares on the date acquired, over (ii) any amount actually paid by the participant for the shares.

Detrimental activity generally means a violation of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

Awards granted under the 2017 Plan also may be subject to forfeiture or recoupment as provided pursuant to any applicable compensation recovery (or “clawback”) policy that the Company may adopt.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2017 Plan, the individual share award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2017 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative.

Amendment; Prohibition on Re-Pricing

The Board of Directors may amend, alter or discontinue the 2017 Plan at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules, and further provided that an incentive stock option may be modified, without a participant’s consent, to be treated as a non-qualified stock option.

Except in connection with a corporate transaction, no award may be amended or otherwise subject to any action that would be treated as a “re-pricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2017 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

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Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Shares. A participant will not recognize taxable income at the time of grant of restricted shares, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. We generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply.

Restricted Share Units. A participant will not recognize taxable income at the time of grant of a restricted share unit award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Other Share-Based Awards and Cash-Based Awards. Generally, participants will recognize taxable income at the time of payment of cash-based awards and at the time of settlement of other share-based awards (with the amount of income recognized pursuant to other share-based awards generally being equal to the amount of cash and the fair market value of any shares delivered under the award). We generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Section 162(m) generally limits the deductibility of certain compensation paid by the Company to our Chief Executive Officer and our next three most highly compensated named executive officers (other than our Chief Financial Officer). Compensation paid to such an officer during a year in excess of $1 million that is not qualified performance-based compensation (or does not comply with other exceptions) would not be deductible on our federal income tax return for that year. The Compensation Committee will evaluate from time to time the relative benefits to us of qualifying other awards under the plan for deductibility under Section 162(m).

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2017 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

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Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2017 Plan with the SEC pursuant to the Securities Act of 1933, as amended, after approval of the 2017 Plan by the Company’s stockholders.

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2017 Plan or the amount of such awards.

Required Vote

The number of vote cast by stockholders, either in person or by proxy, at the Annual Meeting “for” approval of the 2017 Omnibus Equity Compensation Plan must exceed the number of votes cast “against” approval of the plan.

The Board of Directors unanimously recommends a vote “FOR” approval of the 2017 Omnibus Equity Compensation Plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016 with respect to our equity compensation plans: the 2010 Long-Term Incentive Plan and the 2014 Non-Employee Directors Restricted Stock Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan excluding securities reflected in column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	588,595	(1)	$5.35	971,189	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	588,595	(1)	$5.35	971,189	(2)

(1)	Includes 545,300 securities to be issued upon exercise of outstanding options under our 2010 Long-Term Incentive Plan and 43,295 securities to be issued upon vesting of rights under our 2014 Non-Employee Directors Restricted Stock Plan.

(2)	Includes 852,492 securities remaining available for issuance under our 2010 Long-Term Incentive Plan and 118,697 securities remaining available for issuance under our 2014 Non-Employee Directors Restricted Stock Plan.

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STOCKHOLDER PROPOSALS

In accordance with the rules of the SEC, stockholders wishing to submit proposals for inclusion in the Proxy Statement for the 2018 Annual Meeting must submit their proposals to the Company on or before January 4, 2018. Such proposals should be sent by certified mail, return receipt requested, to the Company at 11422 Miracle Hills Drive, Suite 300, Omaha, NE 68154, Attention: Corporate Secretary. In addition to being submitted in a timely manner, stockholder proposals must comply with the other requirements of SEC Rule 14a-8 in order to be included in the Proxy Statement for the 2018 Annual Meeting.

The Company’s Bylaws set forth certain procedures which stockholders must follow in order to nominate a director or present any other business, not submitted for inclusion in the proxy statement, at an annual stockholders’ meeting. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty nor more than ninety days prior to the first anniversary of the 2017 annual stockholders’ meeting (that is, for the 2018 Annual Meeting, no earlier than April 16, 2018 and no later than March 17, 2018). The Bylaws specify the information which must accompany such stockholder notice. Details of the provision of the Bylaws may be obtained by any stockholder from the Corporate Secretary of the Company. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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RELATED PERSON TRANSACTION PROCEDURES

The Company’s Audit Committee Charter requires the Audit Committee to review policies and procedures regarding transactions between the Company and officers and directors that are not a normal part of the Company’s business. There are no formal written policies or procedures used by Board or the Audit Committee to review, approve or ratify related party transactions. Rather, the Board or the Audit Committee reviews all related party transactions on a case by case basis for potential conflict of interest situations on an ongoing basis and uses its discretion in approving all such transactions. The Board or the Audit Committee will apply the standards of Item 404(a) of Regulation S-K when evaluating certain relationships and related transactions.

On an annual basis, the Company determines whether there are any related party transactions that need to be evaluated and approved by the Board or the Audit Committee based on the responses received from each director and executive officer based on his questionnaire completed in conjunction with the proxy statement. While there are no formal written policies or procedures used, the Board or the Audit Committee may consider the following factors in evaluating related party transactions:

●	the nature of the related person’s interest in the transaction;

●	the presence of standard prices, rates, charges or terms otherwise consistent with arms-length dealings with unrelated third parties;

●	the materiality of the transaction to each party;

●	the reasons for the Company entering into the transaction with the related person;

●	the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and

●	any other factors the Board or the Audit Committee may deem relevant.

StrongVest Global Advisors, LLC (“StrongVest”), a wholly-owned subsidiary of the Company, is the investment advisor to CWA Income ETF (the “Fund”), an exchange-traded fund and series of StrongVest ETF Trust (the “Trust”). CWA Asset Management Group, LLC (doing business as “Capital Wealth Advisors”) (“CWA”), which is 50% owned by Fundamental Global Investors, LLC (“FGI”), the largest stockholder of the Company, is the sub-advisor to the Fund. Mr. Cerminara, Chief Executive Officer and Chairman of the Company, is Chief Executive Officer, Co-Founder and Partner of FGI and Co-Chief Investment Officer of CWA, and Mr. Johnson, a director of the Company, is President, Co-Founder and Partner of FGI and Co-Chief Investment Officer of CWA. Messrs. Cerminara and Johnson are managing members of FGI, and each owns a 33.3% ownership interest in FGI.

The executive officers, employees and directors of the Company hold various positions with StrongVest and the Trust. Mr. Cerminara, Chief Executive Officer and Chairman of the Company, serves as President and Trustee of the Trust and Chief Executive Officer of StrongVest. Mr. Turner, an employee of the Company, serves as President of StrongVest. Mr. Burke, Controller of the Company, serves as Treasurer of the Trust and StrongVest, and Mr. Sutton, an employee of the Company, also serves as Chief Compliance Officer of StrongVest and as Chief Compliance Officer and Secretary of the Trust.

Pursuant to an investment advisory agreement between the Fund and StrongVest (the “Advisory Agreement”), the Fund pays StrongVest a unitary fee for the services it provides payable on a monthly basis at the annual rate of 0.75% of the Fund’s average daily net assets. Out of the unitary management fee, StrongVest is obligated to pay or arrange for the payment of substantially all expenses of the Fund, including the cost of transfer agency, custody, fund administration, legal, audit and other services and the fees and expenses of independent trustees (“Fund Expenses”), except for interest expenses, distribution fees or expenses, brokerage expenses, taxes and extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund’s business. StrongVest’s unitary management fee is designed to cause substantially all of the Fund’s expenses to be paid and to compensate StrongVest for providing services for the Fund. Pursuant to a sub-advisory agreement between StrongVest and CWA (the “Sub-Advisory Agreement”), StrongVest pays CWA a fee for the services it provides payable on a monthly basis equal to 50% of the advisory fee that the Fund pays StrongVest (net of the Fund Expenses paid by StrongVest).

All of the arrangements discussed above have been approved by the Audit Committee of the Company’s Board of Directors.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons subject to these reporting requirements filed the required reports on a timely basis during 2016, except for Mr. Schilling’s Form 4 filed on March 16, 2016, which was inadvertently filed late with respect to two of the acquisitions reported on the Form 4.

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APPENDIX A

BALLANTYNE STRONG, INC.
2017 OMNIBUS EQUITY COMPENSATION PLAN

1. Establishment, Purpose, Duration.

a. Establishment. Ballantyne Strong, Inc. (the “Company”), hereby establishes an equity compensation plan to be known as the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”). The Plan is effective as of March 23, 2017 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key Employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Prior Plans. If the Company’s stockholders approve the Plan, each of the Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan and the Ballantyne Strong, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (each a “Prior Plan” and collectively, the “Prior Plans”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plans as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the applicable Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, or Cash-Based Awards granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, (i) in the employment, letter or severance agreement, if any, between the Participant and the Company or a Subsidiary, or (ii) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment, letter or severance agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean that the Participant (a) acted dishonestly or incompetently or engaged in willful misconduct in performance of his or her duties, (b) breached fiduciary duties owed to the Company, (c) intentionally failed to perform reasonably assigned duties which the Participant did not satisfactorily correct within 30 calendar days following written notification, (d) was convicted or pleaded guilty plea or plea of nolo contendere of any felony crime involving dishonesty, and/or (e) otherwise committed any act which could have a material adverse impact on the business of the Company.

A-1

“Change in Control” means the occurrence of one of the following events:

a. Change of Ownership. A change in ownership occurs if a person, or a group of persons acting together (in each case, other than Fundamental Global Investors, LLC and its affiliates), acquires more than fifty percent (50%) of the stock of the Company, measured by total voting power or fair market value. Incremental increases in ownership by a person or group that already owns fifty percent (50%) of the stock of the Company do not result in a change of ownership.

b. Change in Effective Control. A change in effective control occurs if, over a twelve (12) month period: (i) a person or group (other than Fundamental Global Investors, LLC and its affiliates) acquires stock representing fifty percent (50%) of the total voting power of the Company; or (ii) a majority of the members of the Board is replaced by directors not endorsed by the persons who were members of the Board before the new directors’ appointment.

c. Change in Ownership of a Substantial Portion of Corporate Assets. A change in control based on the sale of assets occurs if a person or group (other than Fundamental Global Investors, LLC and its affiliates) acquires fifty percent (50%) or more of the total gross fair market value of all the assets of the Company over a twelve (12) month period. No change in control results pursuant to this subparagraph (c) if the assets are transferred to entities owned or controlled directly or indirectly by the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board and who is not an Employee.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means: (a) Engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) Engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) The disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) The violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

A-2

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the NYSE MKT, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, (i) in the employment, letter or severance agreement, if any, between the Participant and the Company or a Subsidiary, or (ii) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment, letter or severance agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean, without the Participant’s consent: (a) any material diminution in the Participant’s compensation or benefits, unless such diminution is made generally applicable to all similarly situated employees of the Company, (b) the assignment to the Participant of any duties inconsistent with, or substantially adverse to his or her status and duties, or a reduction in title, (c) a material breach by the Company or a Subsidiary of its obligations under the Participant’s employment agreement, if any, and/or (d) the relocation of the Participant’s primary work location to a location more than fifty (50) miles away from its current location. A termination of Participant’s employment by Participant shall not be deemed to be for Good Reason unless (x) Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within 30 calendar days after such event or condition initially occurs or exists, and (y) the Company fails to cure such event or condition within 30 calendar days after receiving such notice. Additionally, Participant must terminate his or her employment within 90 calendar days after the initial occurrence of the circumstance constituting Good Reason for such termination to be “Good Reason” hereunder.

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“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

“Plan” means this Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan, as amended from time to time.

“Prior Plan” and “Prior Plans” have the meaning given such terms in Section 1(d).

“Qualified Termination” means any termination of a Participant’s employment during the two-year period commencing on a Change in Control by the Company, any of its Subsidiaries or the resulting entity in connection with a Change in Control other than for Cause or by the Participant for Good Reason.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

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“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

a. Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 1,771,189 Shares, reduced by Shares covered by an award granted under a Prior Plan after December 31, 2016 but prior to the Approval Date, and increased by Shares covered by an award outstanding under a Prior Plan after December 31, 2016 that is forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of such Share. No more than 1,771,189 Shares may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

b. Share Counting. The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c. Prohibition of Share Recycling. The following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

d. Performance-Based Exception Limits. Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 200,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 120,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $100,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

e. Director Limits. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $200,000.

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4. Administration of the Plan.

a. In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its sole discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

c. Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5. Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b. Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

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d. Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e. Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b. Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

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c. Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c. Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d. Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares, subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

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b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c. Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d. Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Restricted Share Units shall be accumulated or deemed reinvested in additional Restricted Share Units, subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a. Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c. Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, on payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Other Share-Based Awards shall be accumulated or deemed reinvested, subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

11. Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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13. Compliance with Section 162(m).

a. In General. Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 13.

b. Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest, taxes, depreciation and/or amortization, sales, sales growth, gross margin, return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory terms, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic or incremental value added, economic profit, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity.

c. Establishment of Performance Objectives. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d. Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e. Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges; provided, however, that in no event will any such adjustment be made that would cause an Award intended to qualify for the Performance-Based Exception to fail to so qualify.

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f. Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 13(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid, or such other amount as will not result in an adverse accounting consequence to the Company. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

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18. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

19. Detrimental Activity; Forfeiture of Awards.

a. Detrimental Activity. If a Participant engages in Detrimental Activity, either during service with the Company or a Subsidiary or within two (2) years after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall: (i) forfeit all Awards granted under the Plan to the extent then held by the Participant; (ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to all Awards granted under the Plan, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares. This Section 19(a)(ii) and (iii) shall apply only to Shares that were acquired pursuant to the Award during a period of two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity (or such other period of time specified by the Committee in the Award Agreement).

b. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

c. Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 19, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20. Change in Control.

a. Committee Discretion. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 15 of the Plan.

b. Awards that are Assumed. To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 20(a) of the Plan, then: (i) any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity, as if “target” performance had been achieved as of the date of the Change in Control, and shall continue to vest during the remaining performance period or other period of required service, and (ii) all other Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination, then upon such termination (A) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (B) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (C) all outstanding Awards shall become fully vested.

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c. Awards that are not Assumed. To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 20(a) of the Plan, then effective immediately prior to the Change in Control: (i) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (iii) all outstanding Awards shall become fully vested.

d. Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

21. Amendment, Modification and Termination.

a. In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

d. Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

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22. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23. Miscellaneous.

a. Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

c. Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

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BALLANTYNE STRONG, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P. O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27324-P92717 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BALLANTYNE STRONG, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) D. Kyle Cerminara
02) Samuel C. Freitag
03) Charles T. Lanktree
04) William J. Gerber
05) James C. Shay
06) Ndamukong Suh
07) Lewis M. Johnson
08) Robert J. Roschman

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To approve, by non-binding vote, the frequency of the stockholder vote to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned has received the company's proxy statement and hereby revokes any other proxy or proxies previously given or executed, in any form, to vote or act with respect to the shares of Common Stock held by the undersigned at the 2017 Annual Meeting of Stockholders.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E27325-P92717

BALLANTYNE STRONG, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2017

The stockholder hereby appoints D. Kyle Cerminara and Lance V. Schulz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common stock of BALLANTYNE STRONG, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Eastern Time, on June 15, 2017, at The W Fort Lauderdale, 401 N Fort Lauderdale Beach Blvd, Fort Lauderdale, FL 33304, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR "1 YEAR" ON PROPOSAL 3 AND FOR PROPOSALS 2, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

V.1.1